UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

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TRIPADVISOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TripAdvisor, Inc. We will hold the Annual Meeting on Thursday, June 23, 2016, at 11:00 a.m. local time at the Sheraton Needham Hotel, 100 Cabot Street, Needham, MA  02494.

At the Annual Meeting, stockholders will be asked (1) to elect the eight directors named in this Proxy Statement, (2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016, (3) to approve the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan to, among other things, (i) limit the amount of annual awards that could be made to non-employee directors, (ii) disallow acceleration of equity awards upon a change in control only (a “single trigger”) and (iii) provide for acceleration of equity awards upon the death of a participant, and (4) to consider and act upon any other business as may properly come before the meeting and any adjournments or postponements thereof. The Board of Directors recommends a vote FOR proposals (1) through (3).

You may vote if you were a stockholder of record on April 25, 2016. You may vote via the Internet or by telephone by following the instructions on your Notice of Internet Availability and on the website noted in the Notice of Internet Availability. In order to vote via the Internet or by telephone, you must have your stockholder identification number, which is provided in your Notice. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

Your vote is very important to us. Please review the instructions for each voting option described in the Notice and in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,
STEPHEN KAUFER
President and Chief Executive Officer

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TRIPADVISOR, INC.

400 1st Avenue

Needham, Massachusetts 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2016

The Annual Meeting of Stockholders of TripAdvisor, Inc., a Delaware corporation, will be held on Thursday, June 23, 2016, at 11:00 a.m. local time at the Sheraton Needham Hotel, 100 Cabot Street, Needham, MA  02494. At the Annual Meeting, stockholders will be asked to consider the following:

1.To elect the eight directors named in this Proxy Statement, each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal;

2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.To approve the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan to, among other things, (ii) disallow acceleration of equity awards upon a change in control only (a “single trigger”) and (iii) provide for acceleration of equity awards upon the death of a participant; and

4.To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of TripAdvisor capital stock at the close of business on April 25, 2016 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will furnish proxy materials over the Internet.  We will send to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 29, 2016, and provide access to our proxy materials over the Internet to our holders of record and beneficial owners of our capital stock as of the close of business on the record date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

SETH J. KALVERT
Senior Vice President, General Counsel and Secretary

April 29, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 23, 2016

This Proxy Statement and the 2015 Annual Report are available at:

http://ir.tripadvisor.com/annual-proxy.cfm

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TRIPADVISOR, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

Annual Reports	58

Proposal by Stockholders for Presentation at the 2017 Annual Meeting	58

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PROCEDURAL MATTERS

This Proxy Statement is being furnished to holders of common stock and Class B common stock of TripAdvisor, Inc., a Delaware corporation, in connection with the solicitation of proxies by TripAdvisor’s Board of Directors for use at its 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). All references to “TripAdvisor,” the “Company,” “we,” “our” or “us” in this Proxy Statement are to TripAdvisor, Inc. and our wholly-owned subsidiaries.  An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2015, and this Proxy Statement are being made available to all stockholders entitled to vote at the Annual Meeting.

TripAdvisor’s principal executive offices are currently located at 400 1st Avenue, Needham, Massachusetts 02494. This Proxy Statement is being made available to TripAdvisor stockholders on or about April 29, 2016.

Date, Time and Place of Meeting

The Annual Meeting will be held on Thursday, June 23, 2016, at 11:00 a.m. local time at the Sheraton Needham Hotel, 100 Cabot Street, Needham, MA  02494.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, otherwise known as holding in “street name,” you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.

Record Date and Voting Rights

The Board of Directors established the close of business on April 25, 2016 as the record date for determining the holders of TripAdvisor common stock entitled to notice of and to vote at the Annual Meeting. On the record date, 132,897,713 shares of common stock and 12,799,999 shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. TripAdvisor stockholders are entitled to one vote for each share of common stock and ten votes for each share of Class B common stock held as of the record date, voting together as a single voting group, in (i) the election of six of the eight director nominees, (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2016, and (iii) the approval of the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan. TripAdvisor stockholders are entitled to one vote for each share of common stock held as of the record date in the election of the two director nominees that the holders of TripAdvisor common stock are entitled to elect as a separate class pursuant to TripAdvisor’s restated certificate of incorporation.

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty Interactive Corporation (“Liberty”) was transferred to Liberty TripAdvisor Holdings, Inc. (“LTRIP”).  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.  Liberty also assigned to LTRIP the rights and obligations under the Governance Agreement between TripAdvisor and Liberty, dated December 20, 2011 (the “Governance Agreement”).

As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B Common Stock. Assuming the conversion of all of the LTRIP’s shares of Class B common stock into common stock, as of the record date LTRIP would beneficially own 21.3% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, as of the record date LTRIP may be deemed to beneficially own equity securities representing approximately 56.0% of our voting power. As a result, regardless of the vote of any other TripAdvisor stockholder, LTRIP has control over the vote relating to (i) the election of six of the eight director nominees, (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm, and (iii) the approval of the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan.

Quorum; Abstentions; Broker Non-Votes

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

With respect to (i) the election of six of the eight director nominees, (ii) the ratification of the appointment of KPMG LLP as TripAdvisor’s independent registered public accounting firm, and (iii) the approval of the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. For the election of the two directors whom the holders of TripAdvisor common stock are entitled to elect as a separate class, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of shares of common stock constitutes a quorum.

If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of TripAdvisor capital stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on (i) the election of our directors or (ii) the approval of the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Solicitation of Proxies

TripAdvisor will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of TripAdvisor, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by facsimile, in person or otherwise. Following the original mailing of the proxies and other soliciting materials, TripAdvisor will ask brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of TripAdvisor capital stock and to request authority for the exercise of proxies. In such cases, TripAdvisor, upon the request of the brokers, trusts, banks and other stockholder nominees, will reimburse such holders for their reasonable expenses.

Voting of Proxies

The manner in which your shares may be voted depends on whether you are a:

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Registered stockholder:    Your shares are represented by certificates or book entries in your name on the records of the TripAdvisor’s stock transfer agent and you have the right to vote those shares directly; or

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Beneficial stockholder:    You hold your shares “in street name” through a broker, trust, bank or other nominee and you have the right to direct your broker, trust, bank or other nominee on how to vote the shares in your account; however, you must request and receive a valid proxy from your broker, trust, bank or other nominee.

Whether you hold shares directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form provided. To vote using the Internet or by telephone, you will be required to enter the control number included on your Notice of Internet Availability of Proxy Materials or other voting instruction form provided by your broker, trust, bank or other nominee.

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Using the Internet.    Registered stockholders may vote using the Internet by going to www.proxyvote.com and following the instructions. Beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Telephone.    Registered stockholders may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote, from within the United States, using any touch-tone telephone by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees.

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By Mail.    Registered stockholders may submit proxies by mail by requesting printed proxy cards and marking, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by marking, signing and dating the voting instruction forms provided by their brokers, trusts, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted FOR proposals (1) through (3) described in this Proxy Statement.

TripAdvisor is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains, or is submitted with, information from which the inspector of elections can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Voting in Person at the Annual Meeting

You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made by mail or telephone or via the Internet. We will provide a ballot to registered stockholders who request one at the meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote via the Internet, by telephone or by returning your marked, signed and dated proxy card so that your shares will be represented at the Annual Meeting.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting.

 If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

If you are a registered stockholder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares by mail or telephone or via the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person. Registered holders may send any written notice or request for a new proxy card to TripAdvisor, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Registered holders may also request a new proxy card by calling 1-800-579-1639.

Other Business

The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders. The Board of Directors has no knowledge of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters should properly come before the Annual Meeting, the persons designated in the proxy will vote on them according to their best judgment.

PROPOSAL 1:

ELECTION OF DIRECTORS

Overview

Our Board of Directors currently consists of nine members. Pursuant to the terms of TripAdvisor’s bylaws, each director serves for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal. The Board of Directors has nominated the following eight directors and recommends that each be elected to serve a one-year term and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal:

Gregory B. Maffei

Stephen Kaufer

Dipchand (Deep) Nishar

Jeremy Philips

Spencer M. Rascoff

Albert E. Rosenthaler

Sukhinder Singh Cassidy

Robert S. Wiesenthal

The Board of Directors previously set the size of the Board at nine directors.  However, only eight directors are being nominated for election at the Annual Meeting as the Board has not yet identified a ninth individual to serve on the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.  Our Board may appoint a director to fill a vacancy on the Board at any time following the Annual Meeting.  A director elected by the Board to fill the vacancy shall serve for the remainder of the full term or until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation or removal.

TripAdvisor’s restated certificate of incorporation provides that the holders of TripAdvisor common stock, acting as a single class, are entitled to elect a number of directors equal to 25% of the total number of directors, rounded up to the next whole number, which will be two directors as of the date of the Annual Meeting. The Board has designated Messrs. Philips and Wiesenthal as nominees for the positions on the Board to be elected by the holders of TripAdvisor common stock voting as a separate class.

Pursuant to the Governance Agreement, LTRIP has the right to nominate up to a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board of Directors is not an even multiple of five) for election to the Board of Directors and has certain other rights regarding committee participation, so long as certain stock ownership requirements applicable to LTRIP are satisfied.  LTRIP has designated Messrs. Maffei and Rosenthaler as its nominees to the Board of Directors.

Although management does not anticipate that any of the nominees named above will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute nominee designated by the Board of Directors.

Information Regarding Director Nominees

The information provided below about each nominee is as of the date of this Proxy Statement. The information presented includes the names of each of the nominees, along with his or her age, any positions held with the company, term of office as a director, principal occupations or employment for the past five years or more, involvement in certain legal proceedings, if applicable, and the names of all other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The information also includes a description of the specific experience, qualifications, attributes and skills of each nominee that led our Board of Directors to conclude that he or she should serve as a director of the company for the ensuing term.

Gregory B. Maffei, age 55, has been the Chairman of the Board of Directors of TripAdvisor since February 2013. Mr. Maffei has served as a director as well as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) (including its predecessor) since May 2007, LTRIP since July 2013 and Liberty Broadband Corporation (“LBC”) since June 2014.  He has served as President and Chief Executive Officer of Liberty since February 2006 and as a director since November 2005.  He also served as CEO-Elect of Liberty from November 2005 through February 2006.  Prior to joining Liberty in 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation; Chairman and Chief Executive Officer of 360networks Corporation and Chief Financial Officer of Microsoft Corporation.  Mr. Maffei also currently serves as a director of the following companies:  Starz, Sirius XM Holdings Inc., Live Nation Entertainment, Inc., Charter Communications, Inc. and Zillow Group, Inc.  Mr. Maffei served on the Board of Directors of Electronic Arts, Inc. from June 2003 to July 2013 and Barnes & Noble, Inc. from September 2011 to April 2014.   Mr. Maffei holds an M.B.A. from Harvard Business School, where he was a Baker Scholar, and an A.B. from Dartmouth College.

Board Membership Qualifications:    Mr. Maffei brings to our Board significant financial and operational experience based on his senior policy-making positions at Liberty, LMC, LBC, LTRIP, Oracle, 360networks and Microsoft and his other public company board experience. He provides our board with an executive and leadership perspective on the operation and management of large public companies and risk management principles.

Stephen Kaufer, age 53, co-founded TripAdvisor in February 2000 and has been the President and Chief Executive Officer of TripAdvisor since that date.  Mr. Kaufer has been a director of TripAdvisor since the completion of the spin-off from Expedia, Inc. (“Expedia”) in December 2011 (the “Spin-Off”).  Mr. Kaufer also serves as President and Chairman of the Board of The TripAdvisor Charitable Foundation, a private charitable foundation.  Prior to co-founding TripAdvisor, Mr. Kaufer served as President of CDS, Inc., an independent software vendor specializing in programming and testing tools, and co-founded CenterLine Software and served as its Vice President of Engineering. Mr. Kaufer serves on the boards of several privately-held companies, including CarGurus, LLC, LiveData, Inc., and GlassDoor, Inc., as well as the charity Neuroendocrine Tumor Research Foundation (formerly known as Caring for Carcinoid Foundation). Mr. Kaufer holds an A.B. in Computer Science from Harvard University.

Board Membership Qualifications:    As co-founder of TripAdvisor and through his service as its Chief Executive Officer, Mr. Kaufer has extensive knowledge of TripAdvisor’s business and operations, and significant experience in the online advertising sector of the global travel industry. Mr. Kaufer also possesses strategic and governance skills gained through his executive and director roles with several privately-held companies.

Dipchand (Deep) Nishar, age 47, has been a director of TripAdvisor since September 2013.  Since June 2015, Mr. Nishar has been Managing Director of SoftBank.  Prior to that, from January 2009 to October 2014, Mr. Nishar served in various roles with LinkedIn Corporation, most recently as Senior Vice President, Products and User Experience.  From August 2003 to January 2009, Mr. Nishar served in various roles with Google Inc., most recently as the Senior Director of Products for the Asia-Pacific region.  Mr. Nishar has served on the Board of Directors of OPower, Inc. since August 2013.  Mr. Nishar holds an M.B.A. with highest honors (Baker Scholar) from Harvard Business School, an M.SEE from University of Illinois, Urbana-Champaign, and a B.Tech with honors from the Indian Institute of Technology.

Board Membership Qualifications:     Mr. Nishar has significant operational experience in those areas which are directly applicable to TripAdvisor’s business and areas of focus.  Mr. Nishar has an extensive background in the Internet industry and, in particular, the digital media and online advertising sectors.

Jeremy Philips, age 43, has been a director of TripAdvisor since December 2011.  He has been a general partner of Spark Capital since May 2014.  From January 2012 until May 2014, Mr. Philips invested in private technology companies.  From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited, a holding company listed on the Australian Securities Exchange. From July 2004 to March 2010, Mr. Philips held various roles of increasing responsibility with News Corporation, most recently as an Executive Vice President in the Office of the Chairman.  Prior to joining News Corporation, he served in several roles, including co-founder and Vice-Chairman of ecorp, a publicly traded Internet holding company, and as an analyst at McKinsey & Company.  Mr. Philips is a director of several private Internet companies.  He is an adjunct professor at Columbia Business School and holds a B.A. and LL.B. from the University of New South Wales and an MPA from the Harvard Kennedy School of Government.

Board Membership Qualifications:    Mr. Philips has significant strategic and operational experience, acquired through his service as Chief Executive Officer of Photon Group Limited and other executive-level positions. He also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry.

Spencer M. Rascoff, age 40, has been a director of TripAdvisor since September 2013. Mr. Rascoff has served as the Chief Executive Officer of Zillow Group, Inc. since September 2010 and has served as a member of its Board of Directors since July 2011. Mr. Rascoff joined the founding team of  Zillow in 2005, and served various roles including Chief Financial Officer and Chief Operating Officer, until his appointment as Chief Executive Officer in 2010.  In 2015, Mr. Rascoff co-wrote and published his first book, the New York Times’ Best Seller “Zillow Talk: Rewriting the Rules of Real Estate.” From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, or IAC, Expedia’s parent company at the time. Mr. Rascoff previously served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm, and at TPG Capital, a private equity firm.  Mr. Rascoff serves on the Board of Directors of  Julep Beauty Incorporated, a privately-held beauty products company.  He also serves on the Seattle Children’s Hospital Research Institute Advisory Board.  Mr. Rascoff graduated cum laude with a B.A. in Government and Economics from Harvard University.

Board Membership Qualifications:    Mr. Rascoff has significant operational and financial experience, acquired through his current service as Chief Executive Officer and prior service as Chief Financial Officer of Zillow. Mr. Rascoff also possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions as well as an extensive background in the Internet industry and global travel industry.

Albert E. Rosenthaler, age 56, has been a director of TripAdvisor since February 2016. Mr. Rosenthaler currently serves as Chief Tax Officer of LTRIP.  He has also served as Chief Tax Officer of LMC, Liberty and LBC since January 2016.  Prior to that, Mr. Rosenthaler served as a Senior Vice President of LMC (including its predecessor) from May 2007 to December 2015, a Senior Vice President of Liberty from April 2002 to December 2015 and a Senior Vice President of LBC from June 2014 to December 2015.  Mr. Rosenthaler has also served on the Board of Directors of LTRIP since August 2014.  He is a graduate of Olivet College (B.A.) and University of Illinois (M.A.S).

Board Membership Qualifications:    Mr. Rosenthaler has significant executive and financial experience gained through his service as Senior Vice President of Liberty and LMC for many years and as a partner of a major national accounting firm for more than five years prior to joining Liberty.  Mr. Rosenthaler brings  a unique perspective to our Board  of Directors, focused in particular on the area of tax management.  Mr. Rosenthaler’s perspective and expertise assist the Board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

Sukhinder Singh Cassidy, age 46, has been a director of TripAdvisor since December 2011. In January 2011, Ms. Singh Cassidy founded Joyus, a video commerce website, and currently serves as its Chief Executive Officer and Chairman of the Board.  From March 2010 to September 2010, Ms. Singh Cassidy served as Chief Executive Officer and Chairman of the Board of Polyvore, Inc., a privately-held social commerce website.  From April 2009 to March 2010, she was CEO-in-residence at Accel Partners, a global venture and growth equity firm.  From October 2003 to April 2009, Ms. Singh Cassidy held various positions at Google Inc., including, most recently, Global Vice President of Sales and Operations for Asia Pacific and Latin America.  Previously, Ms. Singh Cassidy worked with Yodlee.com, Amazon.com and News Corporation, and in investment banking with Merrill Lynch & Co., Inc.  Ms. Singh Cassidy currently serves on the board of Ericsson (NASDAQ:  ERIC) and, within the last five years, has previously served on the boards of J. Crew Group, Inc.; J. Hilburn, Inc. and Stitchfix, Inc. She has also served on the Princeton Computer Science Advisory Council as well as on the board of Jobtrain, a non-profit focused on vocational training for troubled youth and adults.  Ms. Singh Cassidy graduated from the University of Western Ontario and earned her H.B.A. from the Richard Ivey School of Business.

Board Membership Qualifications:    Through her experience as a consumer Internet and media executive, Ms. Singh Cassidy has in-depth knowledge of the online media and advertising sectors. Ms. Singh Cassidy also possesses extensive executive, strategic and operational experience.

Robert S. Wiesenthal, age 49, has been a director of TripAdvisor since December 2011. Since July 2015, Mr. Wiesenthal has served as founder and Chief Executive Officer of FlyBlade, Inc., a short distance aviation company that leverages mobile technology and crowdsourcing business processes.  From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a leading global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America.  Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director.  Mr. Wiesenthal presently serves on the Board of Directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.

Board Membership Qualifications:    Mr. Wiesenthal possesses extensive strategic, operational and financial experience, gained through his wide range of service in executive-level positions with a strong focus on networked consumer electronics, entertainment, and digital media. He also has a high degree of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

All of our nominees also have extensive management experience in complex organizations. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should be nominated as a director, each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to TripAdvisor and our Board of Directors as demonstrated by the nominee’s past service. The Board of Directors considered the NASDAQ requirement that TripAdvisor’s Audit Committee be composed of at least three independent directors, as well as specific NASDAQ and U.S. Securities and Exchange Commission (“SEC”) requirements regarding financial literacy and expertise.

Required Vote

Election of Ms. Singh Cassidy and Messrs. Maffei, Kaufer, Nishar, Rascoff and Rosenthaler as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock and Class B common stock, present in person or represented by proxy, voting together as a single class.

Election of Messrs. Philips and Wiesenthal as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of TripAdvisor common stock, present in person or represented by proxy, voting together as a separate class.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. With respect to the election of directors, you may vote “FOR” or “WITHHOLD”.  Where no specification is made, it is intended that the proxies received from stockholders will be voted FOR the election of the director nominees identified. Votes withheld and broker non-votes will have no effect because approval by a certain percentage of voting stock present or outstanding is not required.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Executive Officers

Set forth below is certain background information, as of April 25, 2016, regarding TripAdvisor’s executive officers. There are no family relationships among directors or executive officers of TripAdvisor.

Name	Age	Position

Stephen Kaufer	53	Director, President and Chief Executive Officer
Ernst Teunisssen	49	Senior Vice President, Chief Financial Officer and Treasurer
Seth J. Kalvert	46	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	45	President, Vacation Rentals
Barrie Seidenberg	51	Chief Executive Officer, Attractions

Ernst Teunissen has served as Senior Vice President, Chief Financial Officer and Treasurer of TripAdvisor since November 2015. From October 2009 to October 2015, Mr. Teunissen served in various capacities with Cimpress, N.V. (formerly known as Vistaprint, N.V.), most recently as Executive Vice President and Chief Financial Officer.  Before joining Cimpress, Mr. Teunissen was a founder and director of two corporate finance and management consulting firms:  Manifold Partners from May 2007 through September 2009 and ThreeStone Ventures Limited from June 2003 through September 2009.  From August 1999 to February 2003, Mr. Teunissen served as an Executive Director in Morgan Stanley’s Investment Banking Division in London.  Mr. Teunissen holds a M.B.A. from the University of Oregon and a B.A. from Nijenrode University, The Netherlands School of Business.

Seth J. Kalvert has served as Senior Vice President, General Counsel and Secretary of TripAdvisor since August 2011. Mr. Kalvert also serves as Secretary and a director of The TripAdvisor Charitable Foundation, a private charitable foundation.  Prior to joining TripAdvisor, from March 2005 to August 2011, Mr. Kalvert held positions at Expedia, most recently as Vice President and Associate General Counsel. Prior to that, Mr. Kalvert held a variety of internal legal positions at IAC and its subsidiaries. Mr. Kalvert began his career as an associate at Debevoise & Plimpton, LLP, a New York law firm.  Mr. Kalvert also serves on the Board of Directors of the non-profit Citizen Schools and as Secretary and a director of the Internet Association, the industry trade group.  Mr. Kalvert holds an A.B. from Brown University and a J.D. from Columbia Law School.

Dermot M. Halpin has served as President of the Vacation Rentals division of TripAdvisor since December 2011.  Mr. Halpin served as a board member, commencing June 2009 and Chief Executive Officer commencing November 2009 of Autoquake, a venture-backed consumer Internet business, until his resignation in March 2011.  Prior to Autoquake, from October 2001 to December 2008, Mr. Halpin worked at Expedia, most recently serving as President of Expedia EMEA (Europe, Middle East and Africa).  Before joining Expedia, Mr. Halpin worked at several technology-driven businesses. Mr. Halpin holds an M.B.A. from INSEAD and studied engineering at University College Dublin, Ireland.

Barrie Seidenberg has served as the Chief Executive Officer of the Attractions division of TripAdvisor since TripAdvisor acquired Viator, Inc. in August 2014.  Ms. Seidenberg joined Viator as President in 2005 and took on the additional role of Chief Executive Officer in 2008.  Before joining Viator, Ms. Seidenberg was Chief Marketing Officer at Preview Travel, one of the early leaders in online travel.  She has previously held senior-level positions with Atinera, Williams-Sonoma and American Express. Ms. Seidenberg received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Board of Directors

Director Independence

Under the NASDAQ Stock Market Listing Rules (the “NASDAQ Rules”), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the NASDAQ Rules. This information is obtained from director responses to questionnaires circulated by management, as well as our records and publicly available information. Following this determination, management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board’s prior independence determination.

The Board of Directors has determined that each of Ms. Singh Cassidy and Messrs. Miller, Nishar, Philips, Rascoff and Wiesenthal is an “independent director” as defined by the NASDAQ Rules. In making its independence determinations, the Board of Directors considered the applicable legal standards and any relevant transactions, relationships or arrangements. In addition to the satisfaction of the director independence requirements set forth in the NASDAQ Rules, members of the Audit Committee and Compensation Committee have also satisfied separate independence requirements under the current standards imposed by the SEC and the NASDAQ Rules for audit committee members and by the SEC, NASDAQ Rules and the Internal Revenue Service for compensation committee members.

Controlled Company Status

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  We refer to this transaction as the Liberty Spin-Off.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.

As of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock, respectively. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.3% of the outstanding common stock. Because each share of Class B common stock generally is entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 56.0% of our voting power. LTRIP has filed a Statement of Beneficial Ownership on Schedule 13D with respect to its TripAdvisor holdings and related voting arrangements with the SEC.

The NASDAQ Rules exempt “controlled companies,” or companies of which more than 50% of the voting power is held by an individual, a group or another company, such as TripAdvisor, from certain governance requirements under the NASDAQ Rules, including, among other items, the requirement that our Board of Directors be comprised of a majority of independent directors. On this basis, TripAdvisor is relying on the exemption for controlled companies from certain requirements under the NASDAQ Rules, including, among others, the requirement that the Compensation Committee be composed solely of independent directors and certain requirements relating to the nomination of directors. We may, in the future, rely on other exemptions available to a controlled company, including, among others, the requirement that a majority of the Board of Directors be composed of independent directors.

Board Leadership Structure

Mr. Maffei serves as the Chairman of the Board of Directors, and Mr. Kaufer serves as President and Chief Executive Officer of TripAdvisor. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently separated in recognition of the differences between the two roles. This leadership structure provides us with the benefit of Mr. Maffei’s oversight of TripAdvisor’s strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of TripAdvisor and its operating businesses. We believe that it is in the best interests of our stockholders for the Board of Directors to make a determination regarding the separation or combination of these roles each time it elects a new Chairman or Chief Executive Officer based on the relevant facts and circumstances applicable at such time.

Independent members of the Board of Directors chair our Audit Committee, Compensation Committee and Section 16 Committee.

Meeting Attendance

The Board of Directors met eight times in 2015. During such period, each member of the Board of Directors attended at least 75% of the meetings of the Board and the Board committees on which they served. The independent directors meet in regularly scheduled sessions, typically before or after each Board meeting, without the presence of management. We do not have a lead independent director or any other formally appointed leader for these sessions. Directors are encouraged but not required to attend annual meetings of TripAdvisor stockholders. All of the incumbent directors who were directors at the time have historically attended the annual meetings of stockholders.

Committees of the Board of Directors

The Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Section 16 Committee and the Executive Committee. The Audit, Compensation and Section 16 Committees operate under written charters adopted by the Board of Directors. These charters are available in the “Corporate Governance” section of the Investor Relations page of TripAdvisor’s corporate website at ir.tripadvisor.com. At each regularly scheduled Board meeting, the Chairperson of each committee provides the full Board of Directors with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting. The membership of our Audit and Section 16 Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management.

The following table sets forth the current members of each committee of the Board of Directors.  Following the Annual Meeting, there will be a vacancy on the Audit Committee.  At the first meeting of the Board of Directors following the Annual Meeting, the Board of Directors intends to designate the members of the Board to serve on each of the committees and fill the vacancy created on the Audit Committee.

Name	Audit Committee	Compensation Committee	Section 16 Committee	Executive Committee
Gregory B. Maffei	—	X	—	X
Stephen Kaufer	—	—	—	X
Jonathan F. Miller (1)	X	—	—	—
Dipchand (Deep) Nishar (1)	—	—	—	—
Jeremy Philips (1)	—	X	X	—
Spencer M. Rascoff (1)	X	—	—	—
Albert Rosenthaler	—	—	—	—
Sukhinder Singh Cassidy (1)	—	Chair	Chair	—
Robert S. Wiesenthal (1)	Chair	—	—	—
(1)	Independent director

Audit Committee.    The Audit Committee of the Board of Directors currently consists of three directors: Messrs. Miller, Rascoff and Wiesenthal. Mr. Wiesenthal is the Chairman of the Audit Committee. Each Audit Committee member satisfies the independence requirements under the current standards imposed by the rules of the SEC and NASDAQ. The Board has determined that each of Messrs. Wiesenthal and Rascoff is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee is appointed by the Board of Directors to assist the Board with a variety of matters discussed in detail in the Audit Committee charter, including monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the independent registered public accounting firm and our internal audit department, and (iv) our compliance with legal and regulatory requirements. The Audit Committee met six times in 2015. The formal report of the Audit Committee with respect to the year ended December 31, 2015 is set forth in the section below titled “Audit Committee Report.”

Following the Annual Meeting, there will be a  vacancy on the Audit Committee.  At the first meeting of the Board of Directors following the Annual Meeting, the Board of Directors intends to designate the members of the Board to serve on each of the committees and fill the vacancy on the Audit Committee.

Compensation Committee.    The Compensation Committee consists of Ms. Singh Cassidy and Messrs. Philips and Maffei. Ms. Singh Cassidy is the Chairperson of the Compensation Committee. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).With the exception of Mr. Maffei, each member is an “independent director” as defined by the NASDAQ Rules.  No member of the Compensation Committee is an employee of TripAdvisor.

The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (which are handled by the Section 16 Committee described below). A description of our policies and practices for the consideration and determination of executive compensation is included in the section below titled “Compensation Discussion and Analysis.” The Compensation Committee met four times in 2015.

Section 16 Committee.    The Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. Ms. Singh Cassidy is the Chairperson of the Section 16 Committee. Each member is an “independent director” as defined by the NASDAQ Rules and satisfies the definition of “non-employee director” for purposes of Section 16 of the Exchange Act.

The Section 16 Committee is authorized to exercise all powers of the Board of Directors with respect to matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to TripAdvisor’s executive officers. The Section 16 Committee met four times in 2015.

In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee collectively as the “Compensation Committees.”

Executive Committee.    The Executive Committee consists of Messrs. Kaufer and Maffei. The Executive Committee has the powers and authority of the Board of Directors, except for those matters that are specifically reserved to the Board of Directors under Delaware law or our organizational documents. The Executive Committee primarily serves as a means to address issues that may arise and require Board approval between regularly scheduled Board meetings. Following are some examples of matters that could be handled by the Executive Committee: (i) oversight and implementation of matters approved by the Board of Directors, (ii) administrative matters with respect to benefit plans, transfer agent matters, banking authority, formation of subsidiaries and other administrative items involving subsidiaries and determinations or findings under TripAdvisor’s financing arrangements and (iii) in the case of a natural disaster or other emergency as a result of which a quorum of the Board of Directors cannot readily be convened for action, directing the management of the business and affairs of TripAdvisor during such emergency or natural disaster. The Executive Committee did not meet in 2015 but acted by written consent two times.

Risk Oversight

Assessing and managing risk is the responsibility of TripAdvisor’s management. Our Board of Directors oversees and reviews certain aspects of our risk management efforts. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The President and Chief Executive Officer, the Senior Vice President, Chief Financial Officer and Treasurer and the Senior Vice President, General Counsel and Secretary attend Board meetings and discuss operational risks with the Board. Management also provides reports and presentations on strategic risks to the Board. Among other areas, the Board is involved, directly or through its committees, in overseeing risks related to our overall corporate strategy, business continuity, crisis preparedness and competitive and reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee has primary responsibility for discussing with management TripAdvisor’s major financial risks and the steps management has taken to monitor and control such risks. In fulfilling its responsibilities, the Audit Committee receives regular reports from, among others, the Chief Financial Officer, General Counsel, the Vice President of Tax and the Corporate Controller as well as from representatives of internal audit, the company’s compliance committee and our auditors. The Audit Committee makes regular reports to the Board of Directors. In addition, TripAdvisor has, under the supervision of the Audit Committee, established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

•

The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs, policies and practices and evaluates whether our compensation programs encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on TripAdvisor or our business. Consistent with SEC disclosure requirements, the Compensation Committee working with management has assessed the compensation policies and practices for our employees, including our executive officers, and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on TripAdvisor.

Ultimately, though, management is responsible for the day-to-day risk management process, including identification of key risks and implementation of policies and procedures to manage, mitigate and monitor risks. In fulfilling these duties, management conducted an enterprise and internal audit risk assessment and will use the results of that assessment in its risk management efforts. In addition, management has formed a Compliance Committee in connection with the implementation, management and oversight of a corporate compliance program to promote operational excellence throughout the entire organization in adherence with all legal and regulatory requirements and with the highest ethical standards

Director Nominations

Given the ownership structure of TripAdvisor and our status as a “controlled company,” the Board of Directors does not have a nominating committee or other committee performing similar functions or any formal policy on director nominations. The Board of Directors does not have specific requirements for eligibility to serve as a director of TripAdvisor, nor does it have a specific policy on diversity; however, the Board of Directors does consider, among other things, diversity when considering nominees to serve on our Board of Directors. We broadly construe diversity to mean diversity of opinions, perspectives, and personal and professional experiences and backgrounds, such as gender, race and ethnicity, as well as other differentiating characteristics. In evaluating candidates, regardless of how recommended, the Board of Directors considers whether the professional and personal ethics and values of the candidate are consistent with those of TripAdvisor, whether the candidate’s experience and expertise would be beneficial to the Board in rendering service to TripAdvisor, including in providing a mix of Board members that represent a diversity of backgrounds, perspectives and opinions, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board of Directors, and whether the candidate is prepared and qualified to represent the best interests of TripAdvisor’s stockholders.

Pursuant to the Governance Agreement, LTRIP has the right to nominate a number of directors equal to 20% of the total number of the directors on the Board of Directors (rounded up to the next whole number if the number of directors on the Board is not an even multiple of five) for election to the Board of Directors so long as certain stock ownership requirements are satisfied. LTRIP has nominated Messrs. Maffei and Rosenthaler as nominees for 2016. The other nominees to the Board of Directors were recommended by the Chairman and then were considered and recommended by the entire Board of Directors.

The Board of Directors does not have a formal policy regarding the consideration of director candidates recommended by stockholders, as historically TripAdvisor has not received such recommendations.  However, the Board of Directors would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Any director candidate recommendations will be reviewed by the Secretary and, if deemed appropriate, forwarded to the Chairman for further review. If the Chairman believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board of Directors.

Communications with the Board

Stockholders who wish to communicate with the Board of Directors or a particular director may send such communication to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board of Directors or certain specified directors. The Secretary will then review such correspondence and forward it to the Board of Directors, or to the specified director(s), if deemed appropriate. Communications that are primarily commercial in nature, that are not relevant to stockholders or other interested constituents or that relate to improper or irrelevant topics will generally not be forwarded to the Board of Directors or to the specified director(s).

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

KPMG LLP (“KPMG”) was TripAdvisor’s independent registered public accounting firm for the years ended December 31, 2014 and December 31, 2015.  The Audit Committee of the Board of Directors has also appointed KPMG as TripAdvisor’s independent registered public accounting firm for the year ending December 31, 2016.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. If the stockholders fail to vote to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of TripAdvisor and our stockholders.

A representative of KPMG is expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

Disclosures Related to Change in Independent Accountants in 2014

In February 2014, the Audit Committee of the Board of Directors determined it to be in the best interest of TripAdvisor to select KPMG to replace Ernst & Young LLP (“E&Y”) as TripAdvisor’s independent registered public accounting firm for the year ended December 31, 2014.

On February 6, 2014, the Audit Committee determined to dismiss E&Y as TripAdvisor’s independent registered public accounting firm effective immediately upon TripAdvisor’s filing of its Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”). The Annual Report was filed with the SEC on February 11, 2014. The reports of E&Y on TripAdvisor’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2013 and 2012, and through February 11, 2014, there were no: (i) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in connection with its reports for such years; or (ii) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K. TripAdvisor provided E&Y with a copy of the disclosures it expected to make in the Current Report on Form 8-K and requested from E&Y a letter addressed to the SEC indicating whether or not it agrees with the above disclosures. A copy of E&Y’s letter dated February 11, 2014 is attached as Exhibit 16.1 to TripAdvisor’s Current Report on Form 8-K filed on February 11, 2014.

Contemporaneous with the determination to dismiss E&Y, the Audit Committee appointed KPMG as TripAdvisor’s independent registered public accounting firm for the year ended December 31, 2014, also to be effective immediately following the filing of TripAdvisor’s Annual Report. During the years ended December 31, 2013 and 2012 and the subsequent interim period through February 11, 2014, TripAdvisor did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to TripAdvisor’s financial statements, and no written report or oral advice was provided to TripAdvisor that KPMG concluded was an important factor considered by TripAdvisor in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Required Vote

At the Annual Meeting, we will ask our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal requires the affirmative vote of a majority of the voting power of our shares, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.  With respect to the ratification of KPMG, you may vote “FOR,” “AGAINST,” or “ABSTAIN”.  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the ratification of the independent registered public accounting firm proposal and will have the same effect as votes against the proposal. Brokers have discretion to vote on the proposal for ratification of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS TRIPADVISOR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Fees Paid to Our Independent Registered Public Accounting Firm

KPMG was TripAdvisor’s independent registered public accounting firm for the years ended December 31, 2014 and 2015.  The following table sets forth aggregate fees for professional services rendered by KPMG for the years ended December 31, 2014 and 2015.

	2015	2014
Audit Fees(1)	$1,778,047	$1,352,635
Other Fees	11,650	2,550
Total Fees	$1,789,697	$1,355,185
(1)

Audit Fees include fees and expenses associated with the annual audit of our consolidated financial statements, statutory audits, review of our periodic reports, accounting consultations, review of SEC registration statements, report on the effectiveness of internal control and consents and other services related to SEC matters.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has responsibility for appointing, setting compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy governing the pre-approval of all audit and permitted non-audit services performed by TripAdvisor’s independent registered public accounting firm to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence from TripAdvisor and our management. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee. The payment for any proposed services in excess of pre-approved cost levels requires specific pre-approval by the Audit Committee.

Pursuant to its pre-approval policy, the Audit Committee may delegate its authority to pre-approve services to one or more of its members, and it has currently delegated this authority to its Chairman, subject to a limit of $250,000 per approval. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

All of the audit-related, tax and all other services provided to us by KPMG in 2014 and 2015 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Company’s pre-approval policy.

The Audit Committee has considered the non-audit services provided by KPMG in 2014 and 2015, as listed in the table above, and believes that they are compatible with maintaining KPMG’s independence in the conduct of their auditing functions.

PROPOSAL 3:

APPROVAL OF THE TRIPADVISOR, INC. AMENDED AND RESTATED 2011 STOCK AND ANNUAL INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of TripAdvisor by encouraging and enabling the employees, officers, non-employee directors and consultants of TripAdvisor and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in TripAdvisor. The Board of Directors believes that providing such persons with a direct stake in the Company will result in a closer alignment of the interests of such individuals with those of TripAdvisor and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with TripAdvisor.

Awards under the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan (the “Amended 2011 Plan”) are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to be tax-deductible. Section 162(m) of the Code generally places a $1 million annual limit on a Company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. We are asking stockholders to approve the material terms of the performance goals under the Amended 2011 Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m), and thus, would be tax deductible. For purposes of Section 162(m), the material terms of the performance goals requiring stockholder approval include the following:

•	the employees eligible to receive awards under the Amended 2011 Plan;

•	the business criteria used as the basis for the performance goals; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period.

By approving the Amended 2011 Plan, the stockholders will be approving, among other things, the eligibility requirements, performance goals and limits on various cash and stock awards contained therein for purposes of Section 162(m).

Key Changes

If approved, the Amended 2011 Plan would make the following key changes to the current TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan as amended to date (the “2011 Plan”):

Limits	Impose a limit of $1 million on the amount of annual awards (cash and equity) that could be made to each non-employee directors.
Acceleration Provisions	Disallow acceleration of equity awards upon a change in control only (a “single trigger”), and provide for acceleration of equity awards upon the death of a participant.

Administrative ChangesMake certain other administrative changes.

The 2011 Plan previously provided for individual limits in any calendar year for participants in the plan.  The Board of Directors determined, based on a recommendation from the Compensation Committees, that it was appropriate to amend the 2011 Plan to provide for annual limits on the compensation (including cash and equity awards) for non-employee directors.  With respect to the acceleration of vesting of equity awards, the Board determined it was in the best interest of the Company to disallow acceleration of equity awards upon a “single trigger” (or a Change in Control (as defined in the 2011 Plan) without a corresponding termination of employment) and allow for acceleration upon (i) a “double trigger” (or a termination of employment by the Company for other than for cause or disability or by the participant for Good Reason (as defined below), in each case within two years of a Change in Control), or (ii) a termination of employment by reason of death of the participant.  Finally, over the years, the Board has made changes to the 2011 Plan that did not materially impair the rights of the participants and

thus did not require shareholder approval.  The Amended 2011 Plan incorporates these changes.   The approval of this Proposal will not result in new shares being added to the Plan.

Summary of Material Features of the Amended 2011 Plan

The material features of the Amended 2011 Plan are:

•	The maximum number of shares of common stock to be issued under the Amended 2011 Plan is 32,400,000 shares;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance units, dividend equivalents, convertible debentures and cash bonus awards is permitted;

•	The exercise price of stock options and stock appreciation rights will not be decreased in any manner without stockholder approval; and

•	Any material amendment to the Amended 2011 Plan is subject to approval by our stockholders.

The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by TripAdvisor prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Amended 2011 Plan are added back to the shares of common stock available for issuance under the Amended 2011 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended 2011 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended 2011 Plan provides that the Compensation Committees may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) specified levels of earnings per share from continuing operations; (2) net profit after tax; (3) EBITDA; (4) EBITA; (5) gross profit; (6) cash generation; (7) unit volume; (8) market share; (9) sales; (10) asset quality; (11) earnings per share; (12) operating income; (13) revenues; (14) return on assets; (15) return on operating assets; (16) return on equity; (17) profits; (18) total stockholder return (measured in terms of stock price appreciation and/or dividend growth); (19) cost saving levels; (20) marketing-spending efficiency; (21) core non-interest income; (22) change in working capital; (23) return on capital; and (24) stock price. Performance goals may be based upon specified levels of Company, subsidiary, affiliate or division performance under one or more of the criteria set forth above relative to the performance of other entities, divisions or subsidiaries. The Compensation Committees will select the particular performance criteria within the time period specified by Section 162(m) of the Code. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual in the form of restricted stock units or restricted stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 2,000,000 shares of common stock for any calendar year and no more than 3,000,000 shares of common stock underlying options and/or stock appreciation rights may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $10,000,000 for any calendar year.

Summary of the Amended 2011 Plan

The following description of certain features of the Amended 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended 2011 Plan that is attached hereto as Appendix A.

Plan Administration.    The Amended 2011 Plan is administered by the Compensation Committees. The Compensation Committees have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2011 Plan. The Compensation

Committees may delegate to an officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.    Persons eligible to participate in the Amended 2011 Plan are the directors, officers, employees, and consultants of TripAdvisor and its subsidiaries or affiliates as selected from time to time by the Compensation Committees in their discretion. Approximately 3,000 individuals are currently eligible to participate in the Amended 2011 Plan, which includes five executive officers and seven non-employee directors.

Plan and Individual Limits.    The maximum award of stock options and/or stock appreciation rights granted to any one individual will not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any calendar year. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $10,000,000. In addition, no more than 7,000,000 shares may be issued in the form of incentive stock options.  Finally, the Company has amended the 2011 Plan to provide that no non-employee Director may be granted any compensation (including cash and an Award) with a fair value, determined as of the Grant Date, of greater than $1,000,000.

Stock Options.    The Amended 2011 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of TripAdvisor and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committees but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ on the date of grant. Without stockholder approval, the exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committees and, in the case of incentive stock options, may not exceed ten years from the date of grant. The Compensation Committees will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committees. In general, unless otherwise permitted by the Compensation Committees, no option granted under the Amended 2011 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full by certified or bank check or other instrument acceptable to the Compensation Committees or, if authorized at the time the option is granted, by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to TripAdvisor by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committees may permit options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation Committees may award tandem or free-standing stock appreciation rights, subject to such conditions and restrictions as the Compensation Committees may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right shall be determined by the Compensation Committees.

Restricted Stock.    The Compensation Committees may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units.    The Compensation Committees may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock, cash or a combination of both and may be subject to such conditions and restrictions as the Compensation Committees may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with TripAdvisor through a specified vesting period.

Unrestricted Stock Awards.    The Compensation Committees may also grant shares of common stock which are free from any restrictions under the Amended 2011 Plan.

Performance Share Awards.    The Compensation Committees may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committees shall determine.

Dividend Equivalents.    The Compensation Committees may grant dividend equivalents to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalents granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.

Cash Bonus Awards.    The Compensation Committees may grant cash bonuses under the Amended 2011 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Acceleration Provisions.    The 2011 Plan originally included a provision providing for acceleration of the vesting of equity awards (i) upon a participant’s termination of employment by the Company during the two-year period following a Change in Control other than for Cause or Disability, each as defined in the 2011 Plan, or by the participant for Good Reason, as defined in the 2011 Plan (i.e. a “double trigger”), or (ii) for certain participants and certain awards, following a Change in Control without a corresponding termination of employment (i.e., a “single trigger”).  On the recommendation of the Compensation Committee and Board of Directors, the Company has amended the 2011 Plan to disallow acceleration of equity awards upon a “single trigger” and allow for acceleration of vesting of equity awards upon a “double trigger” (or a termination of employment by the Company for other than for cause or disability or by the participant for Good Reason, in each case within two years of a Change in Control), or (ii) upon the death of the participant.  These changes are reflected in the Amended 2011 Plan attached hereto.

Adjustments for Stock Dividends, Stock Splits, Etc.    The Amended 2011 Plan requires the Compensation Committees to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2011 Plan, to certain limits in the Amended 2011 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the Amended 2011 Plan are responsible for the payment of any federal, state or local taxes that TripAdvisor is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committees, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.    The Board of Directors may at any time amend, alter or discontinue the Amended 2011 Plan and the Compensation Committees may unilaterally amend the terms of any award, prospectively or retroactively. However, no such action may materially impair rights of a participant with respect to a previously granted award without the participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without stockholder approval to the extent such approval is required by applicable law or the listing standards of NASDAQ.

Effective Date of 2011 Plan.    The Board of Directors originally adopted the 2011 Plan on December 20, 2011. No awards may be granted under the Amended 2011 Plan after December 20, 2021. If the proposed Amended 2011 Plan is not approved by stockholders, the Amended 2011 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the Amended 2011 Plan is within the discretion of the Compensation Committees, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2011 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2011 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock Units
Name and Position	Dollar Value ($)(1)	Number of Shares	Dollar Value ($)(1)	Number of Shares
Stephen Kaufer, President and Chief Executive Officer	—	—	—	—
Ernst Teunissen, Senior Vice President, Chief Financial Officer, and Treasurer	4,999,155	141,424	1,999,940	24,116
Seth J. Kalvert, Senior Vice President, General Counsel and Secretary	799,906	22,601	799,934	8,902
Dermot M. Halpin, President, Vacation Rentals	374,948	10,594	374,986	4,173
Barrie Seidenberg, Chief Executive Officer, Attractions	749,896	21,188	749,972	8,346
Julie M.B. Bradley, Former Senior Vice President, Chief Financial Officer and Treasurer	1,049,883	29,664	1,049,924	11,684
Executive Group	7,973,788	225,471	4,974,756	57,221
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	11,404,032	361,380	79,354,371	959,405
(1)	Calculations are based on the grant date fair value using the Black-Scholes option pricing model.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2011 Plan. It does not describe all federal tax consequences under the Amended 2011 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a Change in Control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended 2011 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2011 Plan is structured to allow certain awards to qualify as performance-based compensation.

Required Vote

At the Annual Meeting, we will ask our stockholders to approve the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan. This proposal requires the affirmative vote of a majority of the voting power of the shares of TripAdvisor capital stock, present in person or represented by proxy, and entitled to vote thereon, voting together as a single class.  With respect to the approval of the Amended and Restated TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”  Abstentions will be counted toward the tabulations of voting power present and entitled to vote on the TripAdvisor executive compensation proposal and will have the same effect as votes against the proposal. Brokers do not have discretion to vote on the proposal regarding TripAdvisor’s executive compensation and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE TRIPADVISOR, INC. AMENDED AND RESTATED 2011 STOCK AND ANNUAL INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for our financial statements, reporting process and system of internal control over financial reporting. TripAdvisor’s independent registered public accounting firm is engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles and applicable rules and regulations, and the effectiveness of TripAdvisor’s internal control over financial reporting.

The Audit Committee serves as a representative of the Board of Directors and assists the Board in monitoring (i) the integrity of our financial reporting process, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of the independent registered public accounting firm and our internal audit department, and (iv) our compliance with legal and regulatory requirements. In this context, the Audit Committee met six times in 2015 and took the following actions:

•	appointed KPMG as our auditors, discussed with the auditors the overall scope and plans for the independent audit and pre-approved all audit and non-audit services to be performed by KPMG;
•

reviewed and discussed with management and the auditors the audited consolidated financial statements for the year ended December 31, 2015, as well as our quarterly financial statements and interim financial information contained in each quarterly earnings announcement prior to public release;

•

discussed with the auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and received all written disclosures, including the letter from the auditors required pursuant to Rule 3526 of the PCAOB “Communication with Audit Committees Concerning Independence”;

•

discussed with the auditors its independence from TripAdvisor and TripAdvisor’s management as well as considered whether the non-audit services provided by the auditors could impair its independence and concluded that such services would not;

•

reviewed and discussed with management and the auditors our compliance with the requirements of the Sarbanes-Oxley Act of 2002 with respect to internal control over financial reporting, together with management’s assessment of the effectiveness of our internal control over financial reporting and the auditors’ audit of internal control over financial reporting; and

•

regularly met with KPMG, with and without management present, to discuss the results of their examinations, including the integrity, adequacy and effectiveness of the accounting and financial reporting processes and controls.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the Board approved such inclusion.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that TripAdvisor specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Members of the Audit Committee:

Robert S. Wiesenthal (Chairman)

Jonathan F. Miller

Spencer Rascoff

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes TripAdvisor’s executive compensation program as it relates to our “named executive officers” for fiscal 2015.  On April 2, 2015, Ms. Bradley informed us of her intention to resign from the Company and, effective November 20, 2015, resigned from her position.  Ernst Teunissen was appointed Chief Financial Officer of the Company effective November 9, 2015.

Name	Position
Stephen Kaufer	President and Chief Executive Officer
Ernst Teunissen	Senior Vice President, Chief Financial Officer and Treasurer (effective November 9, 2015)
Seth J. Kalvert	Senior Vice President, General Counsel and Secretary
Dermot M. Halpin	President, Vacation Rentals
Barrie Seidenberg	Chief Executive Officer, Attractions
Julie M.B. Bradley	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (until November 20, 2015)

The Board of Directors has a Compensation Committee and a Section 16 Committee that together have primary responsibility for establishing the compensation of our named executive officers. In this Proxy Statement, we refer to the Compensation Committee and Section 16 Committee jointly as the “Compensation Committees.”

Executive Summary and 2015 Business Highlights

We have a pay for performance philosophy that guides all aspects of our compensation decisions.  For example:

•	annual salary increases are tied to individual performance and business performance over the previous fiscal year;
•	annual incentive compensation is structured so that payouts are tied to the achievement of financial targets and require year over year improvement in revenue and share price;
•	long-term incentive compensation is structured so that target equity award values are linked to individual and business performance, while realized values are tied to the Company’s share price; and
•

the interests of our named executive officers are aligned with those of our stockholders through the granting of a substantial portion of compensation in equity awards with multi-year vesting requirements.

In fiscal 2015, we continued to position our company for long-term growth by accelerating the roll out of our instant booking platform in the U.S. and U.K. while at the same time achieving meaningful revenue growth.  Below are some highlights for our business and financial results for 2015:

•	TripAdvisor continued to extend its leadership position in travel by rolling out the “instant book” platform cementing TripAdvisor’s position as the place to plan, compare and book the perfect trip;
•	TripAdvisor partnered with The Priceline Group and seven of top 10 major hotel chains to provide users the ability to book 450,000 hotels around the globe on our instant booking platform;
•

TripAdvisor continued to build on its competitive content moat with user reviews and opinions reaching more than 320 million in number, covering 995,000 hotels and accommodations, 770,000 vacation rentals, 3.8 million restaurants and 625,000 attractions;

•	Mobile reached 53% of total unique users and app downloads reached 290 million as of December 31, 2015, highlighting our rich user experience; and

•	TripAdvisor’s total revenue increased 20% years over year (or approximately 27% on a constant currency basis).

As a result, the Company generally funded its annual cash bonus programs at approximately 100% of target.

Compensation Program Objectives

Our executive compensation program is designed to attract, motivate and retain highly skilled employees in executive positions with the business experience and acumen that management and the Compensation Committees believe are necessary for achievement of our long-term business objectives and to ensure that the compensation provided to these executives remains competitive with the compensation paid to similarly situated executives at comparable companies. The executive compensation program is also designed so that it does not encourage our named executive officers to take unreasonable risks relating to our business. In addition, the executive compensation program is designed to reward both short-term and long-term performance and to align the financial interests of our named executive officers with the interests of our stockholders.

Management and the Compensation Committees evaluate both performance and compensation levels to ensure that we maintain our ability to attract and retain outstanding employees in executive positions. To that end, management and the Compensation Committees believe the executive compensation packages provided by TripAdvisor to our named executive officers should include both cash and equity-based compensation.

Roles and Responsibilities

Role of the Compensation and Section 16 Committees

The Compensation Committee is appointed by the Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee currently consists of Ms. Singh Cassidy and Messrs. Philips and Maffei, with Ms. Singh Cassidy acting as Chairperson of the Compensation Committee.  The Compensation Committee is responsible for (i) designing and overseeing our compensation with respect to our executive officers, including salary matters, bonus plans and stock compensation plans and (ii) approving all grants of equity awards, but excluding matters governed by Rule 16b-3 under the Exchange Act (for which the Section 16 Committee has responsibility as described below). Notwithstanding the foregoing, the Compensation Committee has delegated to the Chief Executive Officer of the Company authority to grant certain types of equity awards, subject to certain limitations, to employees other than executive officers.

The Section 16 Committee is also appointed by the Board of Directors and consists entirely of directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Section 16 Committee currently consists of Ms. Singh Cassidy and Mr. Philips. The Section 16 Committee is responsible for administering and overseeing matters governed by Rule 16b-3 under the Exchange Act, including approving grants of equity awards to our named executive officers. Ms. Singh Cassidy is also the Chairperson of the Section 16 Committee.

Role of Executive Officers

Management participates in reviewing and refining our executive compensation program. Mr. Kaufer, our President and Chief Executive Officer, annually reviews the performance of TripAdvisor and each named executive officer with the Compensation Committees and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of equity awards for each named executive officer, other than in connection with compensation for himself. Based in part on these recommendations and the other factors discussed below, the Compensation Committees review and approve the annual compensation package of each named executive officer.

Role of Compensation Consultant

Pursuant to the Compensation Committee and Section 16 Committee Charter, the Compensation Committees may retain compensation consultants for the purpose of assisting the Compensation Committees in their evaluation of the compensation for our named executive officers. In 2015, the Compensation Committees retained Compensia, Inc. (“Compensia”), a management consulting firm providing executive compensation advisory services to compensation committees and senior management, to assist in an evaluation of TripAdvisor’s compensation peer group, to use the compensation peer group to compile and analyze competitive compensation market data for our named executive officers, to advise on matters related to our long-term incentive compensation structure and to evaluate equity compensation programs generally.  The compensation consultant also consults with the Compensation Committees about director compensation. The Compensation Committees consider input from their compensation consultant as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.

Based on consideration of the factors set forth in the rules of the SEC and NASDAQ, the Compensation Committees have determined that their relationship with Compensia and the work performed by Compensia on behalf of the Compensation Committees has not raised any conflict of interest. In addition, in compliance with the Compensation Committee and Section 16 Committee Charter, the Compensation Committees approved the fees paid to Compensia for work performed in 2015 and confirm that such payments did not exceed $120,000.

Role of Stockholders

TripAdvisor provides its stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years. In evaluating our 2015 executive compensation program, the Compensation Committees considered the result of the stockholder advisory vote on our executive compensation (the “say-on-pay vote”) held at our Annual Meeting of Stockholders on June 18, 2015, which was approved by over 90% of the votes cast. As a result, the Compensation Committees did not make any significant changes to our executive compensation program for 2015. The Compensation Committees will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

We will hold a say-on-pay vote every three years until the next vote on the frequency of such stockholder advisory votes, which will occur no later than our 2018 Annual Meeting of Stockholders.  Our next say-on-pay vote  will also be held at the 2018 Annual Meeting of Stockholders.

Compensation Program Elements

General

The primary elements of our executive compensation program are base salary, an annual cash bonus and equity awards. Generally, the Compensation Committees review these elements in the first quarter of each year in light of business and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term incentive compensation arrangements. Management and the Compensation Committees believe that there are multiple, dynamic factors that contribute to success at an individual and business level. Management and the Compensation Committees have therefore refrained from adopting strict formulas and have relied primarily on a discretionary approach that allows the Compensation Committees to set executive compensation levels on a case-by-case basis, taking into account all relevant factors.

The following chart illustrates the composition of the target total direct compensation for the Chief Executive Officer and for the other current named executive officers between base salary, short term and long term compensation. All elements of compensation are considered to be “at-risk” with the exception of base salary.

(1)

CEO Total Compensation consists of 2015 annualized base salary, 2015 annual cash bonus and the grant date fair-value of his 2013 equity grant, prorated for the portion of service period attributed to 2015, given that our CEO did not receive an equity grant in 2014 or 2015.

(2)

Other NEO Total Compensation is defined as 2015 annualized base salary, 2015 annual cash bonus, and the 2015 grant date value of annual equity awards as disclosed in the Summary Compensation Table.  The Other NEO Total Compensation Mix chart reflects the average Total Compensation of Ms. Bradley,  Mr. Kalvert, Mr. Halpin, and Ms. Seidenberg.  Mr. Teunissen is excluded given that his new-hire compensation is not representative of our annual executive compensation.

One of the primary objectives of our compensation philosophy is to design pay opportunities that align with our performance and result in strong long-term value creation for our stockholders. The significant weighting of long-term incentive compensation ensures that our named executive officers’ primary focus is sustained long-term performance, while our short-term incentive compensation motivates consistent annual achievement.  The following chart illustrates the percentage of compensation which is fixed versus variable and the allocation between short and long-term compensation.

(1)

For our CEO and Other NEOs, Fixed Compensation consists solely of 2015 annualized base salary.  For our CEO, Variable Compensation consists of 2015 annual cash bonus and the grant date fair-value of the CEO’s 2013 equity grant, prorated for the portion of service period attributed to 2015, given that our CEO did not receive an equity grant in 2014 or 2015. For Other NEOs, Variable Compensation consists of 2015 annual cash bonus and the 2015 grant date value of annual equity awards as disclosed in the Summary Compensation Table.

(2)

For our CEO and Other NEOs, short-term incentive compensation consists of 2015 annual cash bonus.  For our CEO, long-term incentive compensation consists of grant date fair-value of the CEO’s 2013 equity grant, prorated for the portion of service period attributed to 2015, given that our CEO did not receive an equity grant in 2014 or 2015.  For Other NEOs, short-term incentive compensation consists of 2015 annual cash bonus, while long-term incentive compensation is defined as grant date value of annual equity awards as disclosed in the Summary Compensation Table. The Other NEO compensation reflected in the tables above reflects the compensation averages for Ms. Bradley, Mr. Kalvert, Mr. Halpin and Ms. Seidenberg. Mr. Teunissen is excluded given that his new-hire compensation is not representative of our annual executive compensation.

Following recommendations from management, the Compensation Committees may also adjust compensation for specific individuals at other times during the year when there are significant changes in responsibilities or under other circumstances that the Compensation Committees consider appropriate.

Base Salary

Base salary represents the fixed portion of a named executive officer’s compensation and is intended to provide compensation for expected day-to-day performance. A named executive officer’s base salary is initially determined upon hire or promotion based on his or her responsibilities, prior experience, individual compensation history and salary levels of other executives within TripAdvisor and similarly situated executives at comparable companies. Base salary is typically reviewed annually, at which time management makes recommendations to the Compensation Committees based on consideration of a variety of factors including, but not limited to, the following:

•	the named executive officer’s total compensation relative to other executives in similarly situated positions,
•	his or her individual performance relative to performance goals established between our CEO and President of the named executive officer,
•	his or her responsibilities, prior experience, and individual compensation history, including any non-standard compensation,
•	the terms of his or her employment agreement, if any,
•	competitive compensation market data, when available,
•	general economic conditions, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After careful consideration of the factors discussed above with respect to each of the named executive officers, the Compensation Committees approved 2015 salary changes for our named executive officers.  The table below describes, for each named executive officer, the 2014 annualized salary, the annual salary increase and the 2015 annualized salary.  Adjustments were made to the annual base salary of the named executive officers, primarily in acknowledgement of the extent to which they had achieved their individual performance goals and in response to the analysis provided by Compensia on competitive compensation market data for our named executive officers within our peer group in comparable positions.

Name	2014	Annual Salary Increase (Decrease)	2015
Stephen Kaufer	$500,000	$200,000	$700,000
Julie Bradley	$397,000	$13,895	$410,895
Seth Kalvert	$385,000	$13,475	$398,475
Dermot M. Halpin (1)	$447,422	$(2,643)	$444,779
Barrie Seidenberg	$250,000	$100,000	$350,000
(1)

Mr. Halpin’s base salary was paid in British pounds (“GBP”) until October 1, 2015, at which time the Company entered into a new employment agreement with Mr. Halpin providing for, among other things, the payment of his base salary in USD.  The amounts set forth above represent Mr. Halpin’s 2014 and 2015 salary stated in terms of USD using an exchange rate of 1.48 USD to 1 GBP for those amounts paid in GBP.

Annual Cash Bonuses

Cash bonuses are awarded to recognize and reward each named executive officer’s annual contribution to Company performance. Unless otherwise provided by the provisions of his or her employment agreement, the target annual cash bonus opportunities for our named executive officers are generally established by the Compensation

Committees, based on competitive market data and recommendations by the President and Chief Executive Officer (other than in connection with his own compensation).

In February 2016, management recommended bonuses with respect to calendar year 2015 for each of our named executive officers after taking into account a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	TripAdvisor’s performance against strategic initiatives,
•	the named executive officer’s target cash bonus opportunity, if any,
•	his or her individual performance,
•	the overall funding of the cash bonus pool,
•	the amount of bonus relative to other TripAdvisor executives,
•	general economic conditions,
•	competitive compensation market data, when available, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

Annual cash incentive bonuses awarded to our named executive officers for 2015 were subject to the achievement of performance goals relating either to stock price performance or revenue, which were satisfied. These performance goals were designed to permit TripAdvisor to deduct all named executive officer compensation for 2015 in accordance with Section 162(m) of the Code. Specifically, the cash bonuses awarded to our named executive officers in 2015 were subject to the satisfaction of one of the following performance goals:

•

The revenues of TripAdvisor in any of the three consecutive calendar quarters beginning with the second quarter of 2015 must be at least 10% higher than the revenues in the corresponding calendar quarter 12 months before, excluding the benefit of any acquisitions by TripAdvisor during this period; or

•

The closing price per share of TripAdvisor common stock must be at least 5% higher than the closing price of TripAdvisor’s common stock on February 5, 2015, which was $70.58 per share, on any 30 trading days during the period beginning February 6, 2015 and ending December 31, 2015 (such days not necessarily consecutive), taking into account any Share Change or Corporate Transaction (each as defined in the 2011 Plan).

In general, these performance goals reflect the minimally acceptable Company performance that must be achieved for cash bonuses to be awarded to our named executive officers, but with respect to which there is substantial uncertainty when established. The Compensation Committees may exercise negative discretion in making the annual cash bonus awards.   As a result, while performance targets were used in setting compensation under this plan, ultimately the levels of those targets and the Compensation Committees’ use of negative discretion typically result in the award of compensation as if the annual incentive plan were operating as a discretionary plan.

After consideration of the factors discussed above (including confirmation of satisfaction of the performance goals established for the Company and individual performance goals established between our CEO and President and the named executive officers), the Compensation Committees awarded 2015 cash bonuses to our named executive officers.  The table below describes, for each named executive officer, the target bonus for 2015, the actual bonus paid and percentage of bonus paid relative to target.

Name	Target Bonus as % of Base Salary	Target Cash Bonus	Cash Bonus Award	Percentage of Award to Target
Stephen Kaufer (1)	100%	$700,000	$630,000	110%
Julie Bradley (2)	66%	$239,985	$179,989	75%
Seth Kalvert	66%	$262,994	$236,694	90%
Dermot M. Halpin	50%	$222,459	$211,336	95%
Ernst Teunissen (3)	75%	$53,125	$53,125	100%
Barrie Seidenberg	50%	$175,000	$175,000	100%
(1)

Upon consideration of Mr. Kaufer’s accomplishments during fiscal 2015, the Compensation Committee determined to pay Mr. Kaufer’s bonus at 110% of target; however, 90% of the target bonus was paid in cash and 20% of the target bonus was paid in a stock option award.

(2)	Ms. Bradley’s last day of employment was November 20, 2015. Ms. Bradley was paid her cash bonus award at 75% of target, although pro rated for the period of service in 2015.
(3)

Mr. Teunissen commenced employment with the Company on November 9, 2015.  As a result and consistent with its compensation practices, the Company prorated Mr. Teunissen’s cash bonus for the period of service in fiscal 2015.

Equity Awards

The Compensation Committees use equity awards to align executive compensation with our long-term performance. Equity awards link compensation to financial performance because their value depends on TripAdvisor’s share price. Equity awards are also an important employee retention tool because they generally vest over a multi-year period, subject to continued service by the award recipient.

Equity awards are typically granted to our named executive officers upon hire or promotion and annually thereafter. Management generally recommends annual equity awards in the first quarter of each year when the Compensation Committees meet to make determinations regarding annual bonuses for the last completed fiscal year and to set compensation levels for the current fiscal year. The practice of the Compensation Committees is to generally grant equity awards to our named executive officers only in open trading windows.

Typically, equity awards have been in the form of awards of restricted stock units (“RSUs”) and/or options to purchase shares of TripAdvisor common stock or some combination of the two. Stock options have an exercise price equal to the market price of TripAdvisor common stock on the date of grant, and, therefore, provide value to our named executive officers only if our stock price increases. Stock options generally vest over a period of four years. We believe stock options incentivize our named executive officers to sustain increases in stockholder value over extended periods of time. RSUs are a promise to issue shares of our common stock in the future provided the named executive officer remains employed with us through the award’s vesting period. RSUs generally vest over a period of four years. RSUs provide the opportunity for capital accumulation and long-term incentive value and are intended to assist in satisfying our retention objectives.

The Compensation Committees review various factors considered by management when they establish TripAdvisor’s equity award grant pool including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	dilution rates, taking into account projected headcount growth and employee turnover,
•	non-cash compensation as a percentage of earnings before interest, taxes, depreciation and amortization,

•	equity compensation utilization by peer companies,
•	general economic conditions, and
•	competitive compensation market data regarding award values.

For specific awards to our named executive officers, management makes recommendations to the Section 16 Committee based on a variety of factors including, but not limited to, the following:

•	TripAdvisor’s business and financial performance, including year-over-year performance,
•	individual performance and future potential of the executive,
•	the overall size of the equity award pool,
•	award value relative to other TripAdvisor executives,
•	the value of previous awards and amount of outstanding unvested equity awards,
•	competitive compensation market data, to the degree that the available data is comparable, and
•	the recommendations of the President and Chief Executive Officer (other than in connection with his own compensation).

After review and consideration of the recommendations of management and the President and Chief Executive Officer (other than with respect to awards for himself), the Section 16 Committee decides whether to grant equity awards to our named executive officers. After consideration of the factors discussed above, in February 2015, the Section 16 Committee granted the equity awards described below.

Name	Grant Date Fair Value	Number of Stock Options	Number of RSUs
Julie Bradley	$2,099,807	29,664	11,684
Seth Kalvert	$1,599,840	22,601	8,902
Barrie Seidenberg	$1,499,868	21,188	8,346
Dermot M. Halpin	$749,934	10,594	4,173

In August 2013, the Section 16 Committee granted an option to purchase 1,100,000 shares of TripAdvisor common stock to Mr. Kaufer, which will vest in equal installments on each of the fourth and fifth anniversaries of the award date of the grant, subject to Mr. Kaufer’s continuous employment with, or performance of services for, TripAdvisor or one of its subsidiaries or affiliates and his being in good standing through each such vesting date. In consideration of this award, Mr. Kaufer is subject to non-competition and non-solicitation covenants that apply during his employment and until 18 months immediately following the termination of his employment for any reason.

In February 2016, the Compensation Committee determined to pay Mr. Kaufer 110% of his target annual bonus.  Based on competitive market data provided by Compensia, the Compensation Committee and Section 16 Committee determined that 20% of the target bonus would be paid in the form of equity.  Accordingly, in February 2016, Mr. Kaufer was granted 5,756 stock options vesting in four equal annual installments.

In February 2013, Mr. Halpin was granted an option to purchase 100,000 shares of common stock, subject to the achievement of certain performance metrics.  The first tranche of the award, relating to 33 1/3% of the shares underlying the stock option award, or 33,333 shares, vested on December 31, 2014.  Vesting of the remaining 66,667 options were to vest on February 1, 2016, subject to the achievement of performance metrics related to revenue and EBITDA.  On February 3, 2016, the Compensation Committee confirmed the achievement of those performance metrics and the remaining 66,667 options underlying the award vested.

Employee Benefits

In addition to the primary elements of compensation described above, our named executive officers also participate in employee benefits programs available to our employees generally, including, for named executive officers residing in the United States, the TripAdvisor Retirement Savings Plan. Under this plan, TripAdvisor matches 50% of each dollar a participant contributes, up to the first 6% of eligible compensation, subject to tax limits. Prior to his relocation from the United Kingdom to the United States, Mr. Halpin participated in our UK pension scheme, pursuant to which we match 100% of participant contributions, up to the first 5% of eligible compensation.

In addition, we provide other benefits to our named executive officers on the same basis as all of our domestic employees generally. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.

In situations where a named executive officer is required to relocate, TripAdvisor also provides relocation benefits, including reimbursement of moving expenses, temporary housing and other relocation expenses as well as a tax gross-up payment on the relocation benefits.  In 2014, Mr. Halpin relocated from the United Kingdom to our corporate headquarters in Needham, Massachusetts and received such relocation support as disclosed in the Summary Compensation Table. In connection with Mr. Halpin’s relocation to the United States, the Company and Mr. Halpin entered into a new employment agreement providing for, among other things, the payment of Mr. Halpin’s compensation in U.S. Dollars.  Pursuant to that new employment agreement, the Company also agreed to reimburse Mr. Halpin for fees and expenses associated with the preparation of this 2015 and 2016 tax returns as well as a tax-gross up payment on these benefits.

TripAdvisor also sponsors a Global Personal Travel Reimbursement program generally available to all employees, including our named executive officers, that provides for reimbursement of up to $750 a year for leisure travel that is arranged using one of the TripAdvisor Media Group family of products and provides all employees, including our named executive officers, an annual holiday bonus in the form of a gift card as well as a tax gross-up payment on the value of the gift card.

Compensation Program and Other Policies

Executive Compensation Recovery or “Clawback”

TripAdvisor has an executive compensation recovery, or clawback, provision in our form of award agreements providing for recoupment of equity compensation. Each of TripAdvisor’s equity award documents provides that in the event an employee is terminated for Cause (as defined in the 2011 Plan) or resigns within two years after any event or circumstance that would have been grounds for termination of employment for Cause, then the employee agrees that certain equity securities issued to such employee (whether or not vested) may be forfeited and cancelled in their entirety upon such termination of employment. In such event, TripAdvisor may cause the employee to either (i) return the equity securities or shares of common stock issued upon exercise or vesting of such securities, or (ii) pay to TripAdvisor an amount equal to the aggregate amount, if any, that the employee had previously realized in respect of any and all shares of common stock acquired upon exercise or vesting of such equity awards.

We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements or amend our existing documents once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Insider Trading and Hedging Policy

TripAdvisor has adopted an Insider Trading Policy covering our directors, officers, employees and consultants designed to ensure compliance with relevant SEC regulations, including insider trading rules. TripAdvisor’s insider trading policy also prohibits directors, officers, employees and consultants from engaging in various types of transactions in which they may profit from short-term speculative swings in the value of TripAdvisor securities.  These transactions include “short sales” (or selling borrowed securities which the sellers hopes can be purchased at a lower price in the future), “put” and “call” options (or publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts.  The policy also prohibits the pledge or use of company securities as collateral in a margin account or collateral for a loan.

Stock Ownership Guidelines

In October 2015, the Board of Directors adopted guidelines which require that our “named executive officers,”  and members of our Board own shares of our common stock to further align their interests with those of our shareholders.  These guidelines require that our named executive officers and directors must directly hold securities having or market or intrinsic value which is equal to or greater than a specified multiple of his or her base salary, as set forth below:

-	For our CEO, four times his annual base salary;
-	For all other NEOs, two times annual base salary; and
-	For each non-employee director, three times his or her annual cash retainer.

For purpose of these calculations, 100% of vested RSUs and 50% of vested “in-the-money” stock options are counted.   Individuals subject to these guidelines are required to achieve the relevant ownership threshold on or before the later of December 31, 2020 or five years after commencing service when service begins after the guidelines were adopted.

These stock ownership guidelines were established after consideration of the Compensation Committees’ review of market practices of other companies in the Company’s peer group with respect to stock ownership guidelines and in an effort to enhance risk mitigation and to more closely align the interests of the Company’s executive officers and Board members with those of the Company’s shareholders.

Code of Business Conduct and Ethics

In February 2016, our Board of Directors adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers, employees, consultants and independent contractors.  A copy of the Code of Business Conduct and Ethics is posted on our website.

Role of Competitive Compensation Market Data

Management considers multiple data sources when reviewing compensation information to ensure that the data reflects compensation practices of relevant companies in terms of size, industry and geographic location. Among other factors, management considers the following information in connection with its recommendations to the Compensation Committees regarding compensation for our named executive officers:

•	Data from salary and equity compensation surveys that include companies of a similar size, based on market capitalization, revenues and other factors, and
•

Data regarding compensation for certain executive officer positions from recent proxy statements and other SEC filings of peer companies, which include: (i) direct industry competitors, and (ii) non-industry companies with which TripAdvisor commonly competes for talent (including both regional and national competitors).

The Compensation Committees retained Compensia to periodically review the compensation peer group and to recommend possible changes.  Our business model is somewhat unique. We use our innovative technology systems and software to attract users and then facilitate transactions between our business partners and those users.  Accordingly, Compensia identified comparable companies focusing on publicly-traded companies in the business to consumer (“B2C”) and software industries.

In October 2014, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing our executive officers, 2015 base salaries and 2015 equity awards as well as 2014 annual cash bonuses which were awarded in February 2015.  In October 2015, based on input from Compensia, the Compensation Committees approved the peer group for purposes of reviewing and considering our executive officers, 2016 base salaries and 2016 equity awards as well as 2015 annual cash bonuses which were paid in February 2016.   Following is a list of the companies currently constituting our peer group:

B to C Internet Companies	Software Companies

Expedia, Inc.	Akamai Technologies, Inc.
Groupon, Inc.	ANSYS, Inc.
Homeaway.com, Inc.*	Citrix Systems, Inc.
IAC/InterActiveCorp.	Intuit
LinkedIn Corp.	NetSuite Inc.
Netflix Inc.	RedHat, Inc.
Pandora Media, Inc.	VeriSign, Inc.
The Priceline Group, Inc.	Workday, Inc.
Shutterfly, Inc.
Twitter Wayfair Zillow Group

*HomeAway, Inc. was acquired by Expedia, Inc. in October 2015.

When available, management and the Compensation Committees consider competitive market compensation paid by peer group companies but does not attempt to maintain a certain target percentile within the compensation peer group or otherwise rely solely on such data when making recommendations to the Compensation Committees regarding compensation for our named executive officers. Management and the Compensation Committees strive to incorporate flexibility into our executive compensation program and the assessment process to respond to and adjust for the evolving business environment and the value delivered by our named executive officers.

Tax Matters

Section 162(m) of the Code generally permits a tax deduction to public corporations for compensation over $1 million paid in any fiscal year to their chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as “performance-based compensation” for purposes of Section 162(m). The Compensation Committees endeavor to structure the compensation of our executive officers to qualify as “performance-based compensation” when it deems such qualification to be in the best interests of TripAdvisor and its stockholders. Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the Compensation Committees reserve the authority to award nondeductible compensation to our executive officers in appropriate circumstances.

For purposes of enabling TripAdvisor to deduct the compensation paid to and recognized by our named executive officers in accordance with Section 162(m) of the Code, the Compensation Committees sought to design the annual bonuses awarded to our named executive officers for 2015 to qualify as “performance-based compensation” as described under “Compensation Program Elements – Cash Bonuses” above.

Post-Employment Compensation

Change in Control

Under the 2011 Plan, Ms. Bradley and Messrs. Kaufer and Kalvert were entitled to accelerated vesting of certain of their outstanding and unvested equity awards in the event of a Change in Control of TripAdvisor (i.e. a “single trigger” acceleration provision), although the definition of a Change in Control in the 2011 Plan does not include the acquisition of voting control by Liberty or LTRIP. When the 2011 Plan was adopted, the Compensation Committees believed that accelerated vesting of equity awards in connection with change in control transactions would provide an incentive for our named executive officers to continue to help execute successfully such a transaction from its early stages until closing. Under the current 2011 Plan, acceleration of equity awards and equity awards for all other employees is subject to double trigger acceleration (i.e., accelerated vesting occurs only upon an involuntary termination of employment or resignation for Good Reason during the two-year period following a Change in Control).

In August 2013, after further evaluation of the “single trigger” acceleration provisions, the Compensation Committees determined that future equity awards made under the 2011 Plan would not be entitled to “single trigger” acceleration and, instead, the award agreements with respect to such equity awards would provide that any acceleration of vesting of the equity awards would be subject to “double trigger” rather than “single trigger” acceleration.  This means that a vesting of outstanding and unvested equity awards granted on or after August 28, 2013, would only occur upon both a Change in Control and qualified termination of employment. With respect to their earlier awards, Messrs. Kaufer, Kalvert and Ms. Bradley agreed to waive the “single trigger” acceleration right and instead agreed that acceleration of their awards were subject to “double trigger” acceleration.

For a description and quantification of Change in Control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination of Change in Control.”

Severance

In March 2014, TripAdvisor entered into employment agreements with each of Messrs. Kaufer and Kalvert.  In addition, the Company executed an offer letter with Mr. Halpin at the time of his employment with TripAdvisor, which agreement was subsequently replaced by an offer letter effective October 1, 2015.  The Company also entered into an offer letter with Ms. Seidenberg as of July 22, 2014.  The Company entered into an Employment Agreement with Mr. Teunissen dated as of October 6, 2015, effective November 9, 2015. Finally, effective April 2, 2015, the employment agreement the Company had previously entered into with Ms. Bradley was terminated and replaced with a separation agreement.

Pursuant to these agreements and offer letters, each of our named executive officers is eligible to receive certain severance payments and benefits in the event of a qualifying termination of employment. The material terms of these employment agreements are described below under the headings “Potential Payments Upon Termination or Change in Control.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Singh Cassidy and Messrs. Philips and Maffei and the Section 16 Committee consists of Ms. Singh Cassidy and Mr. Philips. None of Ms. Singh Cassidy or Messrs. Philips, or Maffei was an officer or employee of TripAdvisor, formerly an officer of TripAdvisor, or an executive officer of an entity for which an executive officer of TripAdvisor served as a member of the compensation committee or as a director during the one-year period ended December 31, 2015.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;(2) a director of another entity, one of whose executive officers served on our compensation committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Compensation Committees Report

This report is provided by the Compensation Committee and the Section 16 Committee (the “Compensation Committees”) of the Board of Directors. The Compensation Committees have reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on this review and discussions with management, the Compensation Committees recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TripAdvisor’s 2016 Proxy Statement.

Members of the Compensation Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

Gregory B. Maffei

Members of the Section 16 Committee:

Sukhinder Singh Cassidy (Chairperson)

Jeremy Philips

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers in 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Stephen Kaufer President and Chief Executive Officer	2015 2014 2013	700,000 500,000 500,000	630,000 700,000 450,000	— — —		— — 38,054,126		8,110 7,960 10,101	1,338,110 1,207,960 39,014,227

Ernst Teunissen(4) Senior Vice President, Chief Financial Officer, and Treasurer	2015	61,712	53,125	1,999,940		4,999,156		5,508	7,119,441

Seth J. Kalvert Senior Vice President, General Counsel and Secretary	2015 2014 2013	398,475 385,000 346,923	236,694 192,500 166,250	799,934 384,482 —		799,906 1,152,948 1,147,338		13,110 7,960 6,847	2,248,119 2,122,890 1,667,358

Dermot M. Halpin(5) President, Vacation Rentals	2015 2014	433,177 498,425	211,336 229,276	374,986 374,983		374,948 948,928	(7)	274,020 248,110	1,668,467 2,299,722

Barrie Seidenberg Chief Executive Officer, Attractions	2015 2014	350,000 97,436	175,000 136,875	749,972 1,513,205		749,896 504,539		5,160 160	2,030,028 2,252,215

Julie M.B. Bradley(6) Former Senior Vice President, Chief Financial Officer and Treasurer	2015 2014 2013	363,614 397,000 355,385	179,989 235,818 216,810	1,661,519 526,469 —	(8)	1,539,604 1,578,757 1,889,028	(9)	342,010 8,835 8,665	4,086,736 2,746,879 2,469,888
(1)	The amounts reported in this column represent cash bonuses paid to all executive officers in 2016, 2015 and 2014 for annual performance in 2015, 2014 and 2013.
(2)

These equity awards are described in more detail in the tables below.    We have disclosed the assumptions made in the valuation of the stock awards in “Note 4 - Stock Based Awards and Other Equity Based Instruments” in the notes to our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	See table below for information regarding the 2015 amounts reported.
(4)

Mr. Teunissen’s employment commenced on November 9, 2015 and the salary information reflects only salary earned after his employment commenced.  Mr. Teunissen’s annual base salary is $425,000.  The bonus amount was pro-rated for the term of service in 2015.

(5)	The portion of Mr. Halpin’s compensation paid in GBP has been converted from GBP to USD at an exchange rate of 1.48 USD:1 GBP and 1.64 USD:1 GBP for the years 2015 and 2014, respectively.
(6)

Ms. Bradley resigned effective November 20, 2015; however, her Separation Agreement provided that her base salary would be paid through August 31, 2016.  The 2015 salary information above reflects compensation paid through November 20, 2015.  The amount in All Other Compensation includes the amount of her salary from November 20, 2015 through August 31, 2016.  The terms of such separation are more particularly described in “—Potential Payments upon Termination or Change in Control.”

(7)	Includes $574,124 of incremental fair value attributable to the modification of a stock option granted on February 27, 2013.

(8)	Includes $611,595 of incremental fair value attributable to the modification of RSUs pursuant to the terms of Ms. Bradley’s Separation Agreement.
(9)	Includes $489,721 of incremental fair value attributable to the modification of stock options pursuant to the terms of Ms. Bradley’s Separation Agreement.

2015 All Other Compensation

(in $'s)	Gift Card (a)	Matching Charitable Donation (b)	Employer Retirement Contributions (c)	Relocation Expenses (d)	Tax Gross-Ups (e)	Other (f)	Total
Stephen Kaufer	100	—	7,950	—	60	—	8,110
Ernst Teunissen	100	875	4,473	—	60	—	5,508
Seth J. Kalvert	100	5,000	7,950	—	60	—	13,110
Dermot M. Halpin	100	5,000	13,561	184,825	70,534	—	274,020
Barrie Seidenberg	100	5,000	—	—	60	—	5,160
Julie M.B. Bradley	—	—	7,950	—	60	334,000	342,010
(a)	Represents the amount of a gift card that was given to all employees as a holiday bonus.
(b)	Represents matching charitable contributions made by The TripAdvisor Charitable Foundation on behalf of the named executive officers.
(c)

For Mr. Halpin, this reflects employer contributions in the Company’s UK pension scheme pursuant to which TripAdvisor matches up to the first 5% of eligible compensation. For all other executive officers reflects matching contributions under the TripAdvisor Retirement Savings Plan as in effect through December 31, 2015, pursuant to which TripAdvisor matches $0.50 for each dollar a participant contributes, up to the first 6% of eligible compensation, subject to certain limits.

(d)

Represents reimbursement of expenses associated with relocation related expenses including a housing allowance, home leave, and education assistance for Mr. Halpin’s family in relation to his move from the United Kingdom to the United States.

(e)

For all named executive officers except Mr. Halpin, this amount represents a gross-up for the holiday gift card.  For Mr. Halpin, the amount represents a tax gross-up in relation to his expenses associated with relocation benefits.

(f)

Ms. Bradley resigned effective November 20, 2015; however, the Separation Agreement entered into with TripAdvisor provided that her base salary and benefits would be paid through August 31, 2016.  This amount includes her salary and benefits from November 20, 2015 through August 31, 2016.

Grants of Plan-Based Awards

The table below provides information regarding the plan-based awards granted to our named executive officers in 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Ernst Teunissen
Stock Options	12/1/2015	—	141,424	82.93	4,999,155
RSUs	12/1/2015	24,116	—	—	1,999,940

Seth J. Kalvert
Stock Options	2/26/2015	—	22,601	89.86	799,906
RSUs	2/26/2015	8,902	—	—	799,934

Dermot M. Halpin
Stock Options	2/26/2015	—	10,594	89.86	374,948
RSUs	2/26/2015	4,173	—	—	374,986

Barrie Seidenberg
Stock Options	2/26/2015	—	21,188	89.86	749,896
RSUs	2/26/2015	8,346	—	—	749,972

Julie M.B. Bradley
Stock Options	2/26/2015	—	29,664	89.86	1,049,883
RSUs	2/26/2015	11,684	—	—	1,049,924
(1)

The amounts reported represent the aggregate grant date fair value computed in accordance with U.S. generally accepted accounting principles, or GAAP, and may not correspond to the actual value that will be realized by the executive. See footnote (2) in the Summary Compensation Table above for more information regarding the determination of the grant date fair value of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the holdings of stock options and RSUs by our named executive officers as of December 31, 2015. The market value of the RSUs is based on the closing price of TripAdvisor common stock on the NASDAQ Stock Market on December 31, 2015, the last trading day of the year, which was $85.25 per share.

		Option Awards							Stock Awards
	Grant	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Date(1)	Exercisable		Unexercisable		($)	Date				($)
Stephen Kaufer	3/2/2009	72,124	(2)	—		7.80	3/2/2016		—		—
	3/2/2009	28,314	(3)	—		9.75	3/2/2016		—		—
	2/23/2010	54,113	(2)	—		23.76	2/23/2017		—		—
	3/1/2011	70,785	(2)	—		20.87	3/1/2018		—		—
	11/30/2011	235,950	(2)	—		29.48	11/30/2018		—		—
	5/4/2012	187,500		62,500	(4)	40.20	5/4/2022		—		—
	8/28/2013	—		1,100,000	(5)	72.52	8/28/2020		—		—

Ernst Teunissen	12/1/2015	—		—		—	—		24,116	(6)	2,055,889
	12/1/2015	—		141,424	(7)	82.93	12/1/2025		—		—

Seth J. Kalvert	2/23/2010	4,129	(2)	—		23.76	2/23/2017		—		—
	3/1/2011	7,079	(2)	—		20.87	3/1/2018		—		—
	8/25/2011	17,697	(2)	—		28.86	8/25/2018		—		—
	11/30/2011	7,079	(2)	—		29.48	11/30/2018		—		—
	5/4/2012	37,500		12,500	(4)	40.20	5/4/2022		—		—
	2/28/2013	25,237		25,236	(8)	45.54	2/28/2023		—		—
	2/21/2014	6,132		18,394	(9)	96.92	2/21/2024		—		—
	2/21/2014	—		—		—			2,975	(10)	253,619
	2/26/2015	—		22,601	(11)	89.86	2/26/2025		—		—
	2/26/2015	—		—		—			8,902	(12)	758,896

Dermot M. Halpin	11/30/2011	23,595	(2)	—		29.48	11/30/2018		—		—
	2/27/2013	6,405		12,808	(13)	45.27	2/27/2023		—		—
	2/27/2013	—		—		—	—		2,143	(14)	182,691
	2/27/2013	13,533		66,667	(15)	45.27	2/27/2020		—		—
	2/21/2014	1,994		5,979	(9)	96.92	2/21/2024		—		—
	2/21/2014	—		—		—	—		2,901	(10)	247,310
	2/26/2015	—		10,594	(11)	89.86	2/26/2025		—		—
	2/26/2015	—		—		—	—		4,173	(12)	355,748

Barrie Seidenberg	8/8/2014	286	(16)	—		11.06	2/17/2021		—		—
	8/8/2014	2,607		2,148	(17)	21.55	5/9/2023		—		—
	8/8/2014	2,804		8,411	(18)	95.29	8/8/2024		—		—
	8/8/2014	—		—		—	—		3,969	(19)	338,357
	8/8/2014	—		—		—	—		7,940	(19)	676,885
	2/26/2015	—		21,188	(11)	89.86	2/26/2025		—		—
	2/26/2015	—		—		—	—		8,346	(12)	711,497

Julie M.B. Bradley	2/28/2013	70,982	(20)	—		45.54	5/19/2017	(20)	—		—
	2/21/2014	20,290	(20)	—		96.92	5/19/2017	(20)	—		—
	2/26/2015	10,506	(20)	—		89.86	5/19/2017	(20)	—		—

(1)

Represents the date on which the original award was approved by the appropriate compensation committee, as applicable. All awards with a grant date prior to December 20, 2011 were awarded by Expedia and were converted into equity awards for TripAdvisor common stock upon effectiveness of the Spin-Off.   Certain awards granted to Ms. Seidenberg were awarded by Viator pursuant to the Viator 2010 Stock Incentive Plan which was assumed by TripAdvisor.

(2)	The shares of common stock subject to these options became exercisable in four equal annual installments commencing on the first anniversary of the grant date.
(3)	The shares underlying this option vested in full on March 2, 2012, the third anniversary of the grant date.
(4)	The remaining shares of common stock subject to these options become exercisable on February 15, 2016.
(5)	The shares of common stock subject to this option become exercisable in two equal annual installments on each of August 28, 2017 and August 28, 2018.
(6)	The shares of common stock subject to these RSUs vest in two equal annual installments on the first and second anniversary date of Mr. Teunissen’s employment agreement commencement date.
(7)

The remaining shares of common stock subject to these options become exercisable in two equal installments on the third and fourth anniversary date of Mr. Teunissen’s employment agreement commencement date.

(8)	The remaining shares of common stock subject to these options become exercisable in two equal annual installments on each of February 15, 2016 and February 15, 2017.
(9)	The remaining shares of common stock subject to these options vest in three equal annual installments on each of February 15, 2016, February 15, 2017 and February 15, 2018.
(10)	The remaining shares of common stock subject to these RSUs vest in three equal annual installments on each of February 15, 2016, February 15, 2017 and February 15, 2018.
(11)	The remaining shares of common stock subject to these options vest in four equal annual installments on each of February 15, 2016, February 15, 2017, February 15, 2018 and February 15, 2019.
(12)	The remaining shares of common stock subject to these RSUs vest in four equal annual installments on each of February 15, 2016, February 15, 2017, February 15, 2018 and February 15, 2019.
(13)	The remaining shares of common stock subject to these options become exercisable in two equal annual installments on each of February 15, 2016 and February 15, 2017.
(14)	The remaining shares of common stock subject to these RSUs vest in two equal annual installments on each of February 15, 2016 and February 15, 2017.
(15)	The remaining shares of common stock subject to these options become exercisable on February 1, 2016 subject to and to the extent of achievement of certain performance metrics.
(16)

These options were issued pursuant to the Viator 2010 Stock Incentive Plan which was assumed by TripAdvisor pursuant to the acquisition of Viator.  The shares underlying these options became exercisable on February 17, 2015.

(17)

These options were issued pursuant to the Viator 2010 Stock Incentive Plan which was assumed by TripAdvisor pursuant to the acquisition of Viator.   The remaining shares of common stock underlying these options become exercisable in equal monthly installments ending February 25, 2017.

(18)	The remaining shares of common stock subject to these options become exercisable in three equal annual installments on each of August 8, 2016, August 8, 2017 and August 8, 2018.
(19)	The remaining shares of common stock subject to these RSUs vest in three equal annual installments on each of August 8, 2016, August 8, 2017 and August 8, 2018.
(20)

Pursuant to the terms of Ms. Bradley’s Separation Agreement, a portion of unvested options accelerated and vested as of the separation date.  In addition, the exercise period for the options was extended to eighteen months from the separation date.

Option Exercises and Stock Vested

The following table sets forth all stock option awards exercised and the taxable income realized upon exercise and all other stock awards vested and the taxable income realized upon vesting by the named executive officers during 2015.

		Option Awards			Stock Awards
Name	Exercise or Vest Date	Number of Shares Acquired on Exercise (1)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (3)		Value Realized on Vesting ($)(4)
Julie M.B. Bradley	2/13/2015	—		—	1,358		111,899
	10/2/2015	—		—	11,798		756,606
	11/20/2015	—		—	6,062	(5)	512,542
	11/23/2015	100,000	(6)	4,542,000	—		—

Dermot M. Halpin	2/13/2015	—		—	2,040		168,096
	2/20/2015	5,000		295,300	—		—
	5/12/2015	5,000		258,590	—		—
	11/11/2015	21,395		967,726	—		—
	11/20/2015	12,000		484,990	—		—

Barrie Seidenberg	8/7/2015	—		—	3,971		302,273
	12/10/2015	19,902		1,589,971

Seth Kalvert	2/13/2015	—		—	992		81,741
(1)

The amounts reported in this column represent the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)

The amounts reported in this column represent the taxable income of the shares acquired upon exercise of vested stock options calculated by multiplying (i) the number of shares of TripAdvisor’s common stock to which the exercise of the option is related by (ii) the difference between the market price of TripAdvisor’s common stock at exercise and the exercise price of the options.

(3)

The amounts reported in this column represent the gross number of shares acquired upon the vesting of RSUs without taking into account any shares that may have been withheld to satisfy applicable tax obligations.

(4)

The amounts reported in this column represent the taxable income of the shares acquired upon the vesting of RSUs calculated by multiplying the gross number of vested shares subject to the RSUs by the closing price of TripAdvisor common stock on the NASDAQ Stock Market on the vesting date or if the vesting occurred on a day on which the NASDAQ Stock Market was closed for trading, the next trading day.

(5)     Represents RSUs for which vesting was accelerated pursuant to the terms of Ms. Bradley’s Separation Agreement.

(6)     This amount includes option to purchase 25,000 shares which were accelerated pursuant to Ms. Bradley’s Separation Agreement.

Non-Qualified Deferred Compensation

We do not currently have any other defined contribution or other plan that provides for deferred compensation on a basis that is not tax-qualified for our employees.

Potential Payments Upon Termination or Change in Control

Certain of our compensation plans, award agreements and employment agreements or offer letters provide our named executive officers with accelerated vesting of outstanding and unvested equity awards or severance payments in the event of a Change in Control of TripAdvisor and/or upon the termination of employment or material adverse modification of his or her employment with TripAdvisor under specified circumstances. These plans and agreements are described below as they apply to each named executive officer.

Change in Control Provisions of TripAdvisor’s 2011 Plan and Award Agreements Thereunder

The 2011 Plan provided that in the event of a Change in Control (as defined below), (i) certain outstanding stock options held by certain of our named executive officers as of the date of the change in control which are not then exercisable and vested will become fully exercisable and vested, and (ii) certain RSUs held by these named executive officers will be considered to be earned and payable in full and such RSUs will be settled in cash or shares of TripAdvisor common stock as promptly as practicable.  After further evaluation of the “single trigger” acceleration provisions in the 2011 Plan, the Compensation Committees determined that equity awards made under the 2011 Plan after August 2013 would not be entitled to “single trigger” acceleration and, instead, the award agreements with respect to such equity awards would provide that any acceleration of vesting of the awards would be subject to “double trigger” rather than “single trigger” acceleration. This means that a vesting of outstanding and unvested equity awards would only occur upon both a Change in Control of TripAdvisor and a qualifying termination of employment.  With respect to their earlier awards, Messrs. Kaufer, Kalvert and Ms. Bradley agreed to waive the “single trigger” acceleration right and instead agreed that acceleration of their awards were subject to “double trigger” acceleration.

With respect to all other awards, the 2011 Plan provides that, unless otherwise specified in the applicable award agreement, upon a participant’s termination of employment by the Company during the two-year period following a Change in Control other than for Cause or Disability, each as defined in the 2011 Plan, or by the participant for Good Reason, as defined in the 2011 Plan, during such period, stock options and stock appreciation held by such participant will automatically become fully exercisable and will remain exercisable until the later of (i) the last day on which such option or stock appreciation right is exercisable as specified in the applicable award agreement or (ii) the earlier of the first anniversary of the Change in Control and the expiration of the term of the option or stock appreciation right, and the restrictions and conditions on all other awards will automatically be deemed waived.

The Board recently determined it was in the best interest of the Company to amend the 2011 Plan to delete the “single trigger” acceleration provisions upon a Change in Control and only allow for acceleration of equity awards either (i) upon a participant’s termination of employment by the Company during the two-year period following a Change in Control other than for “cause” or “disability,” or (ii) upon death of the participant.  These changes are reflected in the Amended 2011 Plan attached hereto.

Stephen Kaufer Employment Agreement

In March 2014, the Company entered into an employment agreement with Mr. Kaufer. Previously, the Company did not have an employment agreement with Mr. Kaufer. The agreement has a term of five years.

Pursuant to the employment agreement, in the event that Mr. Kaufer’s employment terminates by reason of his death or disability, then:

•	TripAdvisor will pay Mr. Kaufer (or his estate) his base salary through the end of the month in which the termination occurs;
•	any outstanding unvested equity awards that vest less frequently than annually shall be treated as though such awards vested annually; and
•	any unvested stock options held by Mr. Kaufer at the time of termination shall remain exercisable through the earlier of 18 months following termination or the scheduled expiration of the option.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below) and such termination occurs during the period commencing three months immediately prior to a Change in Control (as defined below) and ending 24 months immediately following the Change in Control, then:

•	TripAdvisor will pay him cash severance in an amount equal to 24 months of his base salary;
•

TripAdvisor will pay him in cash an amount equal to the premiums charged by TripAdvisor to maintain COBRA health insurance coverage for him and his eligible dependents for each month between the date of termination and 18 months thereafter;

•	TripAdvisor will pay to him a lump sum in cash equal to his annual target bonus, without pro-ration or adjustment;
•	all equity awards held by him that are outstanding and unvested shall immediately vest in full; and
•

Mr. Kaufer will have 18 months following such date of termination of employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Pursuant to the employment agreement, in the event that Mr. Kaufer terminates his employment for Good Reason or is terminated by TripAdvisor without Cause and such termination is not in connection with a Change in Control, then:

•	TripAdvisor will continue to pay Mr. Kaufer’s base salary through 12 months following the date of termination;
•

TripAdvisor will consider in good faith the payment of an annual bonus on a pro rata basis and based on actual performance for the year in which termination of employment occurs, any such payment to be paid based on actual performance during the year of termination;

•	TripAdvisor will pay COBRA health insurance coverage for Mr. Kaufer and his eligible dependents for 12 months following termination;
•

all equity awards held by Mr. Kaufer that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that awards that vest less frequently than annually will be treated as though such awards vested annually);

•

any equity awards that do not vest in connection with a termination of employment shall remain outstanding for three months following termination, provided that there will be no additional vesting with respect to such awards unless a Change in Control occurs within such three-month period; and

•

Mr. Kaufer will have 18 months following such date of termination to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kaufer executing and not revoking a separation and release in favor of TripAdvisor.  Each of the payments set forth above shall be offset by the amount of any cash compensation earned by Mr. Kaufer from another employer during the 12 months following his termination of employment.

With respect to Mr. Kaufer’s equity award granted in August 2013, he agreed to waive the single trigger acceleration right upon a Change in Control and, instead, acceleration of this award is subject to double trigger acceleration.

Mr. Kaufer has also agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, during the term of his employment and through the period ending 18 months after the termination of employment.

Seth J. Kalvert Employment Agreement

Effective March 31, 2014, the Company entered into an employment agreement with Mr. Kalvert, with a two-year term.

Pursuant to the employment agreement with Mr. Kalvert, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.   In the event that he terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the executive’s employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

TripAdvisor will pay COBRA health insurance coverage for Mr. Kalvert and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Kalvert that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Kalvert will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Kalvert executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Kalvert agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Ernst Teunissen Employment Agreement

On October 6, 2015, the Company entered into an agreement with Mr. Teunissen, effective November 9. 2015.  Such employment agreement commenced on November 9, 2015 and expires on March 31, 2018, unless sooner terminated in accordance with its terms.

Pursuant to the employment agreement with Mr. Teunissen, in the event that his employment terminates by reason of his death or disability, he will be entitled to continued payment of base salary through the end of the month in which the termination occurs.  In the event that he terminates his employment for Good Reason (as defined below) or is terminated by TripAdvisor without Cause (as defined below), then:

•

TripAdvisor will continue to pay his base salary through the longer of the end of the term of the executive’s employment agreement and 12 months following termination (provided that such payments will be offset by any amount earned from another employer during such time period);

•	TripAdvisor will consider in good faith the payment of bonuses on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•

TripAdvisor will pay COBRA health insurance coverage for Mr. Teunissen and his eligible dependents through the longer of the end of the term of his employment agreement and 12 months following termination;

•

All equity awards held by Mr. Teunissen that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually); and

•

Mr. Teunissen will have 18 months following such date of termination or employment to exercise any vested stock options (including stock options accelerated pursuant to the terms of his employment agreement) or, if earlier, through the scheduled expiration date of the options.

Receipt of the severance payments and benefits set forth above is contingent upon Mr. Teunissen executing and not revoking a separation and release in favor of TripAdvisor.  In addition, Mr. Teunissen agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Julie Bradley Agreements

Effective March 31, 2014, the Company entered into an employment agreement with Ms. Bradley, with a two-year term and on substantially the same terms as those described above for Mr. Kalvert.  On April 2, 2015, Ms. Bradley informed TripAdvisor of her intention to resign from the Company.  In order to provide for the transition of Ms. Bradley’s responsibilities, TripAdvisor and Ms. Bradley entered into a Separation Agreement, originally dated April 2, 2015 and subsequently amended (as amended, the “Separation Agreement”), pursuant to which Ms. Bradley agreed to remain with the Company on a full-time basis for a transition period (the “Transition Period”).

Under the Separation Agreement and subject to the terms and conditions set forth therein, in exchange for Ms. Bradley’s continued service during the Transition Period, the Company and Ms. Bradley have agreed to the following:

•	Ms. Bradley would continue to receive her base salary until August 31, 2016, or the amount of $342,010;
•

all equity awards held by Ms. Bradley that otherwise would have vested on or before July 31, 2016 will accelerate and become fully vested and exercisable, and Ms. Bradley will have until the date that is 18 months immediately following the end of the Transition Period to exercise any vested stock options or, if earlier, through the scheduled expiration date of the options; and

•	TripAdvisor would pay Ms. Bradley $179,989, an amount equal to her annual target bonus pro rated through her separation date.

The employment agreement, dated as of March 31, 2014, between Ms. Bradley and the Company was superseded and replaced by the Separation Agreement, except to the extent that certain provisions and obligations of the employment agreement were expressly preserved and incorporated by reference into the separation agreement.

Dermot M. Halpin Offer Letter

On February 1, 2016, the Company entered into an offer letter with Dermot Halpin effective October 1, 2015. Pursuant to the offer letter, in the event that Mr. Halpin terminates his employment for Good Reason or is terminated by TripAdvisor without Cause, then:

•	TripAdvisor will continue to pay Mr. Halpin his base salary for a period of six months following termination;
•	TripAdvisor will consider in good faith the payment of a cash amount equal to any unpaid bonus on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•	TripAdvisor will pay COBRA health insurance coverage for Mr. Halpin and his eligible dependents for a period of six months following termination;

•

the equity awards held by Mr.  Halpin as of the termination date that otherwise would have vested during the six-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually).

Mr. Halpin previously entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Mr. Halpin agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) nine months after the termination of employment.

Barrie Seidenberg Offer Letter

Effective August 8, 2014, the Company entered into an offer letter with Ms. Seidenberg. Pursuant to the offer letter, in the event that she terminates her employment for Good Reason or is terminated by TripAdvisor without Cause, then:

•	TripAdvisor will continue to pay her base salary for a period of six months following termination;
•	TripAdvisor will consider in good faith the payment of a cash amount equal to any unpaid bonus on a pro rata basis based on actual performance for the year in which termination of employment occurs;
•	TripAdvisor will pay COBRA health insurance coverage for her and her eligible dependents for a period of six months following termination;
•	any portion of the unvested in-the-money equity awards assumed by TripAdvisor in connection with the acquisition of the Viator will accelerate and become fully vested and exercisable, and
•

the equity awards issued to Ms. Seidenberg in connection with her hire or that otherwise would have vested during the 12-month period following termination of employment, will accelerate and become fully vested and exercisable (provided that equity awards that vest less frequently than annually shall be treated as though such awards vested annually).

Simultaneously with entering into the offer letter, Ms. Seidenberg also entered into a Non-Disclosure, Developments and Non-Competition Agreement, pursuant to which Ms. Seidenberg agreed to be restricted from competing with TripAdvisor or any of its subsidiaries or affiliates or soliciting their employees, consultants, independent contractors, customers, suppliers or business partners, among others, through the longer of (i) the completion of the term of the employment agreement and (ii) 12 months after the termination of employment.

Definitions

Under the employment agreements and offer letters, “Cause” means: (i) the plea of guilty or nolo contendere to, conviction for, a felony offense by the executive; provided, however, that after indictment, TripAdvisor may suspend the executive from rendition of services but without limiting or modifying in any other way TripAdvisor’s obligations under the employment agreement, (ii) a material breach by the executive of a fiduciary duty owed to TripAdvisor or its subsidiaries, (iii) material breach by the executive of certain covenants of the employment agreement, (iv) the willful or gross neglect by the executive of the material duties required by the employment agreement and (v) a knowing and material violation by the executive of any TripAdvisor policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest that, in the cases of the conduct described in clauses (iv) and (v) above, if curable, is not cured by the executive within 30 days after the executive is provided with written notice thereof.

Under the employment agreements and offer letters as well as under the 2011 Plan, Change in Control shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller, Liberty Media Corporation, and their respective Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller, LMC, and their respective affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by our stockholders of a complete liquidation or dissolution of the Company.

Under the employment agreements and offer letters, “Good Reason” means the occurrence of any of the following without the executive’s prior written consent: (A) TripAdvisor’s material breach of any material provision of the employment agreement, (B) the material reduction in the executive’s title, duties, reporting responsibilities or level of responsibilities in such executive’s position at TripAdvisor,  (C) the material reduction in the executive’s base salary or the executive’s total annual compensation opportunity, or (D) the relocation of the executive’s principal place of employment more than 50 miles outside the Boston metropolitan area; provided that in no event shall the executive’s resignation be for Good Reason unless (x) an event or circumstance set forth in clauses (A) through (D) shall have occurred and the executive provides TripAdvisor with written notice thereof within 30 days after the executive has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that the executive believes constitutes Good Reason, (y) TripAdvisor fails to correct the event or circumstance so identified within 30 days after receipt of such notice, and (z) the executive resigns within 90 days after the date of delivery of the notice referred to in clause (x) above.

For a description and quantification of Change in Control payments and benefits for our named executive officers, please see the section below entitled “Potential Payments Upon Termination of Change in Control.”

Estimated Potential Incremental Payments

The table below reflects the estimated amount of incremental compensation payable to each of our named executive officers upon termination of his or her employment in the following circumstances: (i) a termination of employment by TripAdvisor without Cause not in connection with a Change in Control, (ii) resignation by him or her for Good Reason not in connection with a Change in Control, (iii) a Change in Control or (iv) a termination of employment by TripAdvisor without Cause or by him or her for Good Reason in connection with a Change in Control.

The amounts shown in the table assume that the triggering event was effective as of December 31, 2015 and that the price of TripAdvisor common stock on which certain of the calculations are based was the closing price of $85.25 per share on the NASDAQ Stock Market on December 31, 2015, the last trading day in 2015. These amounts are estimates of the incremental amounts that would be paid out to each named executive officer upon such triggering event. The actual amounts to be paid out can only be determined at the time of the triggering event, if any.

Name and Benefit	Termination Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)	Termination w/o Cause or for Good Reason in connection with Change in Control ($)
Stephen Kaufer
Salary (1)	700,000	700,000	—	1,400,000
Bonus (1)	700,000	700,000	—	700,000
Equity Awards (vesting accelerated)	2,815,625	2,815,625	—	16,818,625
Health & Benefits (2)	21,819	21,819	—	32,729
Total estimated value	4,237,444	4,237,444	—	18,951,354

Ernst Teunissen
Salary (1)	956,250	956,250	—	956,250
Bonus (1)	318,750	318,750	—	318,750
Equity Awards (vesting accelerated)	1,027,945	1,027,945	—	2,383,993
Health & Benefits (2)	20,006	20,006	—	20,006
Total estimated value	2,322,951	2,322,951	—	3,678,999

Seth J. Kalvert
Salary (1)	398,475	398,475	—	398,475
Bonus (1)	262,994	262,994	—	262,994
Equity Awards (vesting accelerated)	1,338,571	1,338,571	—	2,577,862
Health & Benefits (2)	21,819	21,819	—	21,819
Total estimated value	2,021,859	2,021,859	—	3,261,150

Dermot M. Halpin (3)
Salary (1)	216,589	216,589	—	216,589
Bonus (1)	216,589	216,589	—	216,589
Equity Awards (vesting accelerated)	3,184,204	3,184,204	—	3,963,160
Health & Benefits (2)	10,910	10,910	—	10,910
Total estimated value	3,628,292	3,628,292	—	4,407,248

Barrie Seidenberg
Salary (1)	175,000	175,000	—	175,000
Bonus (1)	175,000	175,000	—	175,000
Equity Awards (vesting accelerated)	653,187	653,187	—	1,863,566
Health & Benefits (2)	10,910	10,910	—	10,910
Total estimated value	1,014,097	1,014,097	—	2,224,476

(1)

Represents (i) base salary which the Company is required to pay for a certain period of time and (ii) target bonus for 2015, the payment of such target bonus the Company must consider in good faith, in both cases pursuant to the terms of the employment agreement.

(2)	Assumes extension of benefits or payment of the cost of benefits for a period of time following termination, pursuant to the terms of the officer’s employment agreement.
(3)	Mr. Halpin’s compensation has been converted from GBP to USD at an exchange rate of 1.48 USD : 1 GBP.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015 regarding shares of common stock that may be issued under TripAdvisor’s equity compensation plans consisting of the 2011 Plan, the Viator Inc. 2010 Stock Incentive Plan, and the Non-Employee Director Deferred Compensation Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,569,533	(1)	$53.71	(2)	17,200,758
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	7,569,533		—		17,200,758
(1)

Includes (i) 5,719,496 shares of common stock issuable upon the exercise of outstanding options, of which 34,743 shares were granted pursuant to options under the Viator, Inc. 2010 Stock Incentive Plan, (ii) 1,750,594 shares of common stock issuable upon the vesting of RSUs, and (iii) 99,443 shares of common stock issuable upon exercise of options granted pursuant to the Non-Employee Director Deferred Compensation Plan.

(2)	Since RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

DIRECTOR COMPENSATION

Overview

The Board of Directors sets non-employee director compensation, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of TripAdvisor common stock to further align their interests with those of our stockholders. Each non-employee director of TripAdvisor is eligible to receive the following compensation:

•	an annual cash retainer of $50,000, paid in equal quarterly installments;
•

an RSU award with a value of $150,000 (based on the closing price of TripAdvisor’s common stock on the NASDAQ Stock Market on the date of grant), upon such director’s initial election to office and on December 15th of each year, subject to vesting in three equal installments commencing on the first anniversary of the grant date and, in the event of a Change in Control (as defined in the 2011 Plan), full acceleration of vesting;

•	an annual cash retainer of $20,000 for each member of the Audit Committee (including the Chairman) and $15,000 for each member of the Compensation Committees (including the Chairperson); and
•	an additional annual cash retainer of $10,000 for each of the Chairman of the Audit Committee and the Chairperson of the Compensation Committees.

In March 2015, the Compensation Committee retained Compensia to assist in a review of non-employee director compensation relative to non-director compensation paid by companies in our peer group.   Based on the results of this analysis, the Compensation Committee is considering changes to the non-employee director compensation plan to more closely align compensation with term of service.   In light of this anticipated change and stated goal, at the request of the Compensation Committee, on December 15, 2015, the Company did not issue the annual RSU award contemplated above.

We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the Board of Directors.

TripAdvisor employees do not receive compensation for services as directors. Accordingly, Mr. Kaufer does not receive any compensation for his service as a director.

Non-Employee Director Deferred Compensation Plan

Under TripAdvisor’s Non-Employee Director Deferred Compensation Plan, the non-employee directors may defer all or a portion of their directors’ fees. Eligible directors who defer their directors’ fees may elect to have such deferred fees (i) applied to the purchase of share units representing the number of shares of TripAdvisor common stock that could have been purchased on the date such fees would otherwise be payable or (ii) credited to a cash fund. If any dividends are paid on TripAdvisor common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the average “bank prime loan” rate for such year identified in the U.S. Federal Reserve Statistical Release. Upon termination of service as a director of TripAdvisor, a director will receive (1) with respect to share units, such number of shares of TripAdvisor common stock as the share units represent and (2) with respect to the cash fund, a cash payment. Payments upon termination will be made in either one lump sum or up to five installments, as elected by the eligible director at the time of the deferral election.

2015 Non-Employee Director Compensation Table

The following table shows the compensation information for the non-employee directors of TripAdvisor for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Gregory B. Maffei	65,000	-	65,000
Jonathan F. Miller	70,000	-	70,000
Dipchand (Deep) Nishar	50,000	-	50,000
Jeremy Philips	65,000	-	65,000
Spencer M. Rascoff	70,000	-	70,000
Christopher W. Shean (4)	48,333	-	48,333
Sukhinder Singh Cassidy	75,000	-	75,000
Robert S. Wiesenthal	80,000	-	80,000
(1)

The amounts reported in this column represent the annual cash retainer amounts for services in 2015, including fees with respect to which directors elected to defer and credit towards the purchase of share units representing shares of TripAdvisor common stock pursuant to the Company’s Non-Employee Director Deferred Compensation Plan.

(2)	Stock awards consist of RSUs. There were no stock awards issued to our non-employee directors during 2015.
(3)

As of December 31, 2015, Mr. Maffei held 3,123 unvested RSUs, Messrs. Miller, Philips and Wiesenthal and Ms. Singh Cassidy each held 1,998 unvested RSUs and Messrs. Nishar and Rascoff each held 2,667 unvested RSUs.

(4)

Mr. Shean resigned from the Board of Directors effective December 18, 2015; thus, the fees paid in cash were calculated only through such date and any RSUs held but unvested as of December 18, 2015 were cancelled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table presents information as of April 25, 2016, relating to the beneficial ownership of TripAdvisor’s capital stock by (i) each person or entity known to TripAdvisor to own beneficially more than 5% of the outstanding shares of TripAdvisor’s common stock or Class B common stock, (ii) each director and director nominee of TripAdvisor, (iii) the named executive officers and (iv) our executive officers and directors, as a group. In each case, except as otherwise indicated in the footnotes to the table, the shares are owned directly by the named owners, with sole voting and dispositive power. Unless otherwise indicated, beneficial owners listed in the table may be contacted at TripAdvisor’s corporate headquarters at 400 1st Avenue, Needham, Massachusetts 02494.

Shares of TripAdvisor Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of TripAdvisor common stock; therefore, the common stock column below includes shares of Class B common stock held by each such listed person, entity or group, and the beneficial ownership percentage of each such listed person assumes the conversion of all Class B common stock into common stock. For each listed person, entity or group, the number of shares of TripAdvisor common stock and Class B common stock and the percentage of each such class listed also include shares of common stock and Class B common stock that may be acquired by such person, entity or group on the conversion or exercise of equity securities, such as stock options, which can be converted or exercised, and RSUs that have or will have vested, within 60 days of April 25, 2016, but do not assume the conversion or exercise of any equity securities (other than the conversion of the Class B common stock) owned by any other person, entity or group.

The percentage of votes for all classes of TripAdvisor’s capital stock is based on one vote for each share of common stock and ten votes for each share of Class B common stock. There were 132,897,713 shares of common stock and 12,799,999 shares of Class B common stock outstanding on April 25, 2016.

	Common Stock			Class B Common Stock			Percent (%) of Votes
Beneficial Owner	Shares		%	Shares		%	(All Classes)
5% Beneficial Owners
Liberty TripAdvisor Holdings, Inc.	30,959,751	(1)	21.3	12,799,999	(1)	100	56.0
12300 Liberty Boulevard Englewood, CO 80112
BlackRock, Inc.	10,656,221	(2)	7.3	0		0	4.1
55 East 52nd Street New York, NY 10022
Baillie Gifford & Co	9,853,642	(3)	6.8	0		0	3.8
Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland, UK
The Vanguard Group	9,427,178	(4)	6.5	0		0	3.6
100 Vanguard Blvd Malvern, PA 19355
Jackson Square Partners, LLC	8,225,449	(5)	5.7	0		0	3.2
101 California Street, Suite 3750, San Francisco, CA 94111

Named Executive Officers and Directors
Gregory B. Maffei	7,237	(6)	*	0		0	*
Stephen Kaufer	994,955	(7)	*	0		0	*
Jonathan F. Miller	10,942		*	0		0	*
Dipchand (Deep) Nishar	3,261		*	0		0	*
Jeremy Philips	10,942		*	0		0	*
Spencer M. Rascoff	3,261		*	0		0	*
Albert Rosenthaler	-		*	0		0	*
Sukhinder Singh Cassidy	10,942		*	0		0	*
Robert S. Wiesenthal	10,942		*	0		0	*
Ernst Teunissen	-		*	0		0	*
Seth J. Kalvert	147,603	(8)	*	0		0	*
Dermot M. Halpin	106,166	(9)	*	0		0	*
Barrie Seidenberg	13,002	(10)	*	0		0	*
Julie M.B. Bradley	101,778	(11)	*	0		0	*
All executive officers, directors and director nominees as a group (13 persons)	1,421,031	(12)	*	0		0	*

*	The percentage of shares beneficially owned does not exceed 1% of the class.
(1)

Based on information contained in a Schedule 13D filed with the SEC on August 29, 2014 by Liberty TripAdvisor Holdings, Inc. (“LTRIP”).  Consists of 18,159,752 shares of Common Stock and 12,799,999 shares of Class B Common Stock owned by LTRIP. Excludes shares beneficially owned by the executive officers and directors of LTRIP, as to which LTRIP disclaims beneficial ownership.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc. According to the Schedule 13G, BlackRock beneficially owns and has sole dispositive power with respect to 10,656,221 shares but only has sole voting power with respect to 8,947,940 shares.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2016 by Ballie Gifford & Co. (“BG&C”). According to the Schedule 13G/A, BG&C beneficially owns and has sole dispositive power with respect to 9,853,642 shares but only has sole voting power with respect to 7,001,985 shares.

(4)

Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group (“Vanguard”). According to the Schedule 13G, Vanguard beneficially owns 9,427,178 shares but only has sole voting power with respect to 214,500 shares and sole dispositive power with respect to 9,203,568 shares.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2016, by Jackson Square Partners, LLC (“Jackson”). According to the Schedule 13G, Jackson beneficially and has sole dispositive power with respect to 8,225,449 shares but only has sole voting power with respect to 2,824,824 shares.

(6)

Includes 1,938 shares of common stock that are held by the Maffei Foundation.  Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation.

(7)	Includes options to purchase 610,848 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 25, 2016.
(8)	Includes options to purchase 141,754 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 25, 2016.
(9)	Includes options to purchase 103,240 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 25, 2016.
(10)	Includes options to purchase 11,761 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 25, 2016.
(11)

Ms. Bradley resigned as an executive officer effective November 20, 2015.  All equity awards held by Ms. Bradley that otherwise would have vested on or before July 31, 2016 accelerated and become fully vested and exercisable.  This amount includes options to purchase 101,778 shares of common stock that are currently exercisable or will be exercisable within 60 days of April 25, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, TripAdvisor officers and directors and persons who beneficially own more than 10% of a registered class of TripAdvisor’s equity securities are required to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) with the SEC. Such persons are required by the rules of the SEC to furnish TripAdvisor with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to TripAdvisor and/or written representations that no additional forms were required, TripAdvisor believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2015, with the exception of the first Form 4 filed for Ernst Teunissen, reporting one transaction, which was filed late on December 8, 2015.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may, at a subsequent date, results in a Change in Control of our company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

In general, we will enter into or ratify a “related person transaction” only when it has been approved by the Audit Committee of the Board of Directors, in accordance with its written charter. Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. Related person transactions are transactions that meet the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person or entity has a direct or indirect material interest). When a potential related person transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify. When determining whether to approve, ratify, disapprove or reject any related person transaction, the Audit Committee considers all relevant factors, including the extent of the related person’s interest in the transaction, whether the terms are commercially reasonable and whether the related person transaction is consistent with the best interests of TripAdvisor and our stockholders.

The legal and accounting departments work with business units throughout TripAdvisor to identify potential related person transactions prior to execution. In addition, we take the following steps with regard to related person transactions:

•

On an annual basis, each director, director nominee and executive officer of TripAdvisor completes a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest.

•

Each director, director nominee and executive officer is expected to promptly notify our legal department of any direct or indirect interest that such person or an immediate family member of such person had, has or may have in a transaction in which we participate.

•	TripAdvisor monitors its accounts payable, accounts receivable and other databases to identify any other potential related person transactions that may require disclosure.
•	Any reported transaction that our legal department determines may qualify as a related person transaction is referred to the Audit Committee.

If any related person transaction is not approved, the Audit Committee may take such action as it may deem necessary or desirable in the best interests of TripAdvisor and our stockholders.

Related Person Transactions

Relationship between Expedia and TripAdvisor

Upon consummation of the Spin-Off, Expedia was considered a related party under GAAP based on a number of factors, including, among others, common ownership of our shares and those of Expedia.  However, we no longer consider Expedia a related party.   For purposes of governing certain of the ongoing relationships between us and Expedia at and after the Spin-Off, and to provide for an orderly transition, we and Expedia entered into various agreements at the time of the Spin-Off, under which TripAdvisor has satisfied its obligations. However, TripAdvisor continues to be subject to certain post-spin obligations under the Tax Sharing Agreement between TripAdvisor and Expedia.

Under the Tax Sharing Agreement, we are generally required to indemnify Expedia for any taxes resulting from the Spin-Off (and any related interest, penalties, legal and professional fees, and all costs and damages associated with related stockholder litigation or controversies) to the extent such amounts resulted from (i) any act or failure to act by us described in the covenants in the tax sharing agreement, (ii) any acquisition of our equity securities or assets or those of a member of our group, or (iii) any failure of the representations with respect to us or any member of our group to be true or any breach by us or any member of our group of any covenant, in each case, which is contained in the separation documents or in the documents relating to the IRS private letter ruling and/or the opinion of counsel.

Relationship between Liberty, LTRIP and TripAdvisor

On August 27, 2014, the entire beneficial ownership of our common stock and Class B common stock held by Liberty was transferred to LTRIP.  Simultaneously, Liberty, LTRIP’s former parent company, distributed, by means of a dividend, to the holders of its Liberty Ventures common stock, Liberty’s entire equity interest in LTRIP.  As a result of the Liberty Spin-Off, effective August 27, 2014, LTRIP became a separate, publicly traded company and 100% of Liberty’s interest in TripAdvisor was held by LTRIP.

As a result of these transactions, as of the record date, LTRIP beneficially owned 18,159,752 shares of our common stock and 12,799,999 shares of our Class B common stock, which shares constitute 13.7% of the outstanding shares of common stock and 100% of the outstanding shares of Class B common stock. Assuming the conversion of all of LTRIP’s shares of Class B common stock into common stock, LTRIP would beneficially own 21.3% of the outstanding common stock (calculated in accordance with Rule 13d-3). Because each share of Class B common stock is generally entitled to ten votes per share and each share of common stock is entitled to one vote per share, LTRIP may be deemed to beneficially own equity securities representing approximately 56.0% of our voting power.  As a result, LTRIP is effectively able to control the outcome of all matters submitted to a vote or for the consent of TripAdvisor’s stockholders (other than with respect to the election by the holders of TripAdvisor common stock of 25% of the members of TripAdvisor’s Board of Directors and matters as to which Delaware law requires a separate class vote).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

TripAdvisor files annual, quarterly and current reports, proxy statements and other information with the SEC. TripAdvisor’s filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document that TripAdvisor files with the SEC at its public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. TripAdvisor’s SEC filings are also available to the public from commercial retrieval services.

The SEC allows TripAdvisor to “incorporate by reference” the information that TripAdvisor’s files with the SEC, which means that TripAdvisor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. TripAdvisor incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 18, 2016.

ANNUAL REPORTS

TripAdvisor’s Annual Report to Stockholders for 2016, which includes our Annual Report on Form 10-K for the year ended December 31, 2015 (not including exhibits), is available at http://ir.tripadvisor.com/annual-proxy.cfm. Upon written request to TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, TripAdvisor will provide, without charge, an additional copy of TripAdvisor’s 2015 Annual Report on Form 10-K. TripAdvisor will furnish any exhibit contained in the Annual Report on Form 10-K upon payment of a reasonable fee. Stockholders may also review a copy of the Annual Report on Form 10-K (including exhibits) by accessing TripAdvisor’s corporate website at www.tripadvisor.com or the SEC’s website at www.sec.gov.

PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE

2017 ANNUAL MEETING

Stockholders who wish to have a proposal considered for inclusion in TripAdvisor’s proxy materials for presentation at the 2017 Annual Meeting of Stockholders must ensure that their proposal is received by TripAdvisor no later than December 29, 2016 at its principal executive offices at 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in TripAdvisor’s proxy materials are required to provide notice of such proposal to TripAdvisor at its principal executive offices no later than March 13, 2017.  TripAdvisor reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you share an address with any of our other stockholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each stockholder in your household, please contact TripAdvisor, Inc., 400 1st Avenue, Needham, Massachusetts 02494, Attention: Secretary, or call us at (781) 800-5000. We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Needham, Massachusetts

April 29, 2016

TRIPADVISOR, INC.

AMENDED & RESTATED

2011 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1.  PURPOSE; DEFINITIONS

The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value and to assume and govern other awards pursuant to the adjustment of awards granted under the Expedia Long-Term Incentive Plan (as defined in the Employee Matters Agreement) in accordance with the terms of the Employee Matters Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b)“Adjusted Awards” has the meaning set forth in the preamble to Section 1.

(c)“Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(d)“Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Bonus Award granted or assumed pursuant to the terms of this Plan, including Adjusted Awards.

(e)“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f)“Board” means the Board of Directors of the Company.

(g)“Bonus Award” means a bonus award made pursuant to Section 9.

(h)“Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:  (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement.  Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(i)“Change in Control” has the meaning set forth in Section 10(a).

(j)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(k)“Commission” means the Securities and Exchange Commission or any successor agency.

(l)“Committee” has the meaning set forth in Section 2(a).

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(m)“Common Stock” means common stock, par value $0.001 per share, of the Company.

(n)“Company” means TripAdvisor, Inc., a Delaware corporation or its successor.

(o)“Disability” means (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long- term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

(p)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q)“EBITA” means for any period, operating profit (loss) plus (i) amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv) restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(r)“EBITDA” means for any period, operating profit (loss) plus (i) depreciation and amortization, including goodwill impairment, (ii) amortization of non-cash distribution and marketing expense and non-cash compensation expense, (iii) disengagement expenses, (iv)  restructuring charges, (v) non cash write-downs of assets or goodwill, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

(s)“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates.

(t)“Employee Matters Agreement” means the Employee Matters Agreement by and between Expedia and the Company dated as of December 20, 2011.

(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(v)“Expedia” means Expedia, Inc., a Delaware corporation.

(w)“Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

(x)“Free-Standing SAR” has the meaning set forth in Section 5(b).

(y)“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, (ii) such later date as the Committee shall provide in such resolution or (iii) the initial date on which an Adjusted Award was granted under the Expedia Long-Term Incentive Plan.

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(z)“Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa)“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(bb)“NASDAQ” means the National Association of Securities Dealers Inc. Automated Quotation System.

(cc)“Nonqualified Option” means any Option that is not an Incentive Stock Option.

(dd)“Option” means an Award described under Section 5.

(ee)“Outside Directors” has the meaning set forth in Section 11(a).

(ff)“Participant” means an Eligible Individual to whom an Award is or has been granted.

(gg)“Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Bonus Awards or other stock-based awards. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, division or department of the Company that are intended to qualify under Section 162(m)(4)(C) of the Code and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(hh)“Plan” means this TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ii)“Plan Year” means the calendar year or, with respect to Bonus Awards, the Company’s fiscal year if different.

(jj)“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk)“Restricted Stock” means an Award described under Section 6.

(ll)“Restricted Stock Units” means an Award described under Section 7.

(mm)“Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(nn)“RS Restriction Period” has the meaning set forth in Section 6(b)(ii).

(oo)“RSU Restriction Period” has the meaning set forth in Section 7(b)(ii).

(pp)“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

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(qq)“Separation” has the meaning set forth in the Employee Matters Agreement.

(rr)“Share” means a share of Common Stock.

(ss)“Stock Appreciation Right” has the meaning set forth in Section 5(b).

(tt)“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(uu)“Tandem SAR” has the meaning set forth in Section 5(b).

(vv)“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ww)“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment of ninety (90) days or less because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Termination of Employment. For the avoidance of doubt, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award.  Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

(a)Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan and the Employee Matters Agreement (including the original terms of the grant of the Adjusted Award):

(i)to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii)to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Bonus Awards or any combination thereof, are to be granted hereunder;

(iii)to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Bonus Award;

(iv)to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v)subject to Section 12, to modify, amend or adjust the terms and conditions of any Award,

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at any time or from time to time;

(vi)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii)subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii)to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(ix)to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(x)to decide all other matters that must be determined in connection with an Award; and

(xi)to otherwise administer the Plan.

(b)Procedures.

(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii)Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)Discretion of Committee. Subject to Section 1(h), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d)Award Agreements. The terms and conditions of each Award (other than any Bonus Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

(a)Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) 25,000,000. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 7,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b)Individual Limits.  During a calendar year,

(i)no single Participant may be granted Options and/or Stock Appreciation Rights covering

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in excess of 3,000,000 shares; or

(ii)no single Participant may be granted Qualified Performance Based Awards in the form of Restricted Stock Units or Restricted Stock covering in excess of 2,000,000 Shares in the aggregate; and

(iii)no non-employee Director may be granted any compensation (including cash and an Award) with a fair value, as determined under accounting rules, as of the Grant Date, of greater than $1,000,000.

Provided, however, that Adjusted Awards shall not be subject to the limitations set forth in this Section 3(b).

(c)Rules for Calculating Shares Delivered.

(i)With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii)With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

(iii)With respect to Awards other than Adjusted Awards, to the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(d)Adjustment Provisions.

(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

(ii)In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, the number and kind of Shares or other securities subject to outstanding Awards; and (C) the exercise price of outstanding Options and Stock Appreciation Rights.

(iii)In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration

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other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(iv)Any adjustment under this Section 3(d) need not be the same for all Participants.

(v)Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code. In any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4. ELIGIBILITY

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Matters Agreement; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Matters Agreement.

SECTION 5.  OPTIONS AND STOCK APPRECIATION RIGHTS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the applicable Adjusted Award assumed under the Employee Matters Agreement:

(a)Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

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(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option.  A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d)Exercise Price. The exercise price per Share subject to an Option or Free- Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, be cancelled for cash or other Award or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e)Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date in the case of an Incentive Stock Option.

(f)Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.  In the event of a temporary absence exceeding ninety (90) days, the Company shall have authority to suspend the vesting period for such period of time and on such terms as management of the Company shall deem appropriate.

(g)Method of Exercise. Subject to the provisions of this Section 5, Options and Free- Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i)Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(ii)To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(A)Payment may be made by instructing the Committee to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date

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the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(h)Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i)Terminations of Employment. Subject to Section 10(b), a Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i)Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right that was unvested at the time of death shall automatically vest (in the case of performance awards, at target) and all Options or Stock Appreciation Rights held by the Participant may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii)Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and the expiration of the Term thereof;

(iii)Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv)Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

(v)Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

(j)Non-transferability of Options and Stock Appreciation Rights. No Option or Free- Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have

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the meaning given to such term in General Instructions A.1(a)(5) to Form S- 8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6.  RESTRICTED STOCK

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a)Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the TripAdvisor, Inc. 2011 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of TripAdvisor, Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RS Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

(iii)Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section

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14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv)Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason (other than death) during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Shares of Restricted Stock.  Upon a Participant’s Termination of Employment by reason of death, during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock shall immediately and automatically vest (at target in the case of awards with Performance Goals).

(v)If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.  RESTRICTED STOCK UNITS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Employee Matters Agreement and the terms of the Adjusted Award assumed under the Employee Matters Agreement:

(a)Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i)The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.  In the event of a temporary absence exceeding ninety (90) days, the Company shall have authority to suspend the vesting of such Restricted Stock Units for such period of time and on such terms as management of the Company shall deem appropriate.

(ii)Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “RSU Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

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(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

(iv)Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant’s Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

(v)Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8.  OTHER STOCK-BASED AWARDS

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9.  BONUS AWARDS

(a)Determination of Awards. The Committee shall determine the total amount of Bonus Awards for each Plan Year or such shorter performance period as the Committee may establish in its sole discretion. Bonus amounts payable to any individual Participant with respect to a Plan Year will be limited to a maximum of $10 million. For performance periods that are shorter than a Plan Year, such $10 million maximum may be pro-rated to the extent provided by the Committee. Bonus Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan.

(b)Payment of Awards. Bonus Awards under the Plan shall be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee, as soon as practicable following the close of the Plan Year or such shorter performance period as the Committee may establish. It is intended that a Bonus Award will be paid no later than the fifteenth (15th) day of the third month following the later of:  (i) the end of the Participant’s taxable year in which the requirements for such Bonus Award have been satisfied by the Participant or (ii) the end of the Company’s fiscal year in which the requirements for such Bonus Award have been satisfied by the Participant. The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Bonus Awards payable hereunder. The Bonus Award to any Participant for any Plan Year or such shorter performance period may be reduced or eliminated by the Committee in its discretion.

SECTION 10.  CHANGE IN CONTROL PROVISIONS

(a)Definition of Change in Control. Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i)The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Liberty TripAdvisor Holdings, Inc., and its Affiliates (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B)

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any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

(ii)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Liberty TripAdvisor Holdings, Inc., and its Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)Impact of Event/Double Trigger. Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(c) and 14(k), and with respect to Adjusted Awards only, to the extent specified in an Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

(i)any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

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(ii)all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii)all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

(c)For purposes of this Section 10, “Good Reason” means (i) “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant’s prior written consent: (A) a material reduction in the Participant’s rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant’s principal place of business more than 35 miles from the city in which such Participant’s principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant’s duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

(d)Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11.  QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

(a)The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

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(b)Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption as of the Grant Date, and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11(b).

(c)The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d)The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.  TERM, AMENDMENT AND TERMINATION

(a)Effectiveness. The Plan shall be effective as of December 20, 2011 (the “Effective Date”).

(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

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SECTION 13.  UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Notwithstanding any other provision of this Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, no trust shall be funded with respect to any such Award if such funding would result in taxable income to the Participant by reason of Section 409A(b) of the Code and in no event shall any such trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code.

SECTION 14.  GENERAL PROVISIONS

(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

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(e)Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f)Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i)Non-Transferability. Except as otherwise provided in Section 5(j) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

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(k)Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(l)Employee Matters Agreement. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Employee Matters Agreement, the Expedia Long-Term Incentive Plan and the award agreement granted thereunder; provided, however, that in all events any reference to a “change in control,” “change of control” or similar definition in an Award Agreement or the applicable Expedia Long Term Incentive Plan for any such Adjusted Award shall be deemed to refer to a “change in control,” “change of control” or similar transaction with respect to the Company (as successor to the originally-referenced entity).

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TRIPADVISOR, INC. 400 1st Avenue Needham, MA 02494

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	M60335-Z60597	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRIPADVISOR, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3
1. Election of Directors				☐	☐	☐
01) Gregory B. Maffei		05) Spencer M. Rascoff
02) Stephen Kaufer		06) Albert E. Rosenthaler
03) Dipchand (Deep) Nishar		07) Sukhinder Singh Cassidy
04) Jeremy Philips 07) Robert S. Wiesenthal	03) Jonathan F. Miller 07) Robert S. Wiesenthal 04) Dipchand (Deep) Nishar	08) Robert S. Wiesenthal 07) Robert S. Wiesenthal	03) Jonathan F. Miller 07) Robert S. Wiesenthal 04) Dipchand (Deep) Nishar
Each to serve for a one-year term from the date of his or her election and until such director’s successor is elected or until such director’s earlier resignation or removal.

								For	Against	Abstain
2. To ratify the appointment of KPMG LLP as TripAdvisor, Inc.’s independent registered public accounting firm for the year ending December 31, 2016.								☐	☐	☐

3.  To approve the TripAdvisor, Inc. Amended and Restated 2011 Stock and Annual Incentive Plan to, among other things, (i) limit the amount of annual awards that could be made to non-employee directors, (ii) disallow acceleration of equity awards upon a change in control only (a “single trigger”) and (iii) provide for acceleration of equity awards upon the death of a participant.

.

								☐	☐	☐
Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here.						☐
(see reverse for instructions)
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)						Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com .

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M60336-Z60597

TRIPADVISOR, INC.

Annual Meeting of Stockholders

June 23, 2016 at 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Kaufer and Seth J. Kalvert, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRIPADVISOR, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on June 23, 2016, at the Sheraton Needham Hotel, 100 Cabot Street, Needham, MA  02494, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side